
                                                                   EXHIBIT 10.19









                                  GROUND LEASE


                           WEST ACRES SHOPPING CENTER


                                     between


                           WEST ACRES DEVELOPMENT, LLP
                                    Box 9978
                              Fargo, ND 58106-9978



                          FOUNDERS FOOD & FIRKINS, LTD.
                              5831 Cedar Lake Road
                            St. Louis Park, MN 55416


















                                January 18, 2001


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                                TABLE OF CONTENTS
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
ARTICLE 1.  DEFINITIONS..........................................................................................-1-

ARTICLE 2.  PREMISES.............................................................................................-3-

ARTICLE 3.  TERM.................................................................................................-3-
     Section 3.1      Commencement and Term......................................................................-3-
     Section 3.2      Lease Year.................................................................................-3-
     Section 3.3      Verification of Term - Floor Area - Rent...................................................-3-
     Section 3.4      Option to Renew............................................................................-4-

ARTICLE 4.  PRE-RENTAL COMMENCEMENT DATE CONDITIONS..............................................................-4-
     Section 4.1      Landlord's Obligations.....................................................................-4-
     Section 4.2.     Legal Description..........................................................................-5-
     Section 4.3.     Approval of Plans and Specifications.......................................................-5-
     Section 4.4.     Permits....................................................................................-5-
     Section 4.5.     Soil Tests.................................................................................-6-
     Section 4.6.     Discovery of Hazardous Materials...........................................................-6-
     Section 4.7.     Title......................................................................................-6-
     Section 4.8.     Tenant's Financing.........................................................................-6-
     Section 4.9.     Tax Parcel.................................................................................-7-
     Section 4.10.    Pre-Delivery Date Termination..............................................................-7-

ARTICLE 5.  FIXED MINIMUM RENT...................................................................................-7-
     Section  5.1.    Minimum Rent...............................................................................-7-

ARTICLE 6. PERCENTAGE RENT.......................................................................................-7-
     Section 6.1.     Payment of Percentage Rent.................................................................-7-
     Section 6.2.     Gross Sales Defined........................................................................-8-
     Section 6.3.     Sales Records..............................................................................-8-
     Section 6.4.     Sales Statements...........................................................................-9-
     Section 6.5.     Examination and Audit......................................................................-9-

ARTICLE 7.  CONSTRUCTION OF IMPROVEMENTS........................................................................-10-
     Section 7.1.     Tenant's Improvements.....................................................................-10-
     Section 7.2.     Landlord's Improvements...................................................................-11-
     Section 7.3.     Construction of Tenant's Improvements.....................................................-11-
     Section 7.4.     Ownership of Improvements and Fixtures....................................................-12-

ARTICLE 8.  USE OF PREMISES.....................................................................................-12-
     Section 8.1.     Use of Premises...........................................................................-12-
     Section 8.2.     Operation of Business.....................................................................-12-
     Section 8.3.     Negative Covenants........................................................................-12-
     Section 8.4.     Prohibited Uses...........................................................................-13-

ARTICLE 9.  PAYMENT OF TAXES, ASSESSMENTS, ETC..................................................................-13-
     Section 9.1.     Tenant's Obligation.......................................................................-13-
     Section 9.2.     Personal Property Taxes...................................................................-14-

ARTICLE 10.  DISCHARGE OF LIENS.................................................................................-14-
     Section 10.1.    Liens and Encumbrances....................................................................-14-

                                            -i-

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     Section 10.2.    Mechanic's Liens..........................................................................-14-

ARTICLE 11.  ALTERATIONS AND IMPROVEMENTS.......................................................................-14-
     Section 11.1.    Tenant's Alterations......................................................................-14-
     Section 11.2.    Tenant's Signs............................................................................-15-

ARTICLE 12.  REPAIRS AND MAINTENANCE............................................................................-16-
     Section 12.1.    Tenant's Obligation.......................................................................-16-
     Section 12.2.    Waste or Nuisance.........................................................................-16-

ARTICLE 13. GOVERNMENTAL REQUIREMENTS; INSURANCE STANDARDS......................................................-17-
     Section 13.1.    Governmental and Insurance Requirements...................................................-17-
     Section 13.2.    Tenant's Right to Contest.................................................................-17-
     Section 13.3.    Fire Extinguishers........................................................................-17-

ARTICLE 14.  HAZARDOUS MATERIALS................................................................................-17-
     Section 14.1.    Tenant's Hazardous Materials..............................................................-17-
     Section 14.2.    Compliance with Laws......................................................................-18-
     Section 14.3.    Environmental Audit and Removal...........................................................-18-
     Section 14.4.    Non-Tenant Installed Hazardous Materials..................................................-20-
     Section 14.5.    Landlord's Approval.......................................................................-20-
     Section 14.6.    Indemnity.................................................................................-20-
     Section 14.7.    Landlord's Representations................................................................-21-

ARTICLE 15.  INSURANCE AND INDEMNITY............................................................................-21-
     Section 15.1.    Construction Insurance....................................................................-21-
     Section 15.2.    Tenant's Liability Insurance..............................................................-21-
     Section 15.3.    Tenant's Property Insurance...............................................................-21-
     Section 15.4.    Insurance Requirements....................................................................-22-
     Section 15.5.    Proof of Insurance........................................................................-22-
     Section 15.6.    Indemnification...........................................................................-22-
     Section 15.7.    Landlord's Insurance......................................................................-23-
     Section 15.8.    Waiver of Subrogation.....................................................................-23-
     Section 15.9.    Waiver of Claims Against Landlord.........................................................-23-

ARTICLE 16.  DAMAGE AND DESTRUCTION.............................................................................-24-
     Section 16.1.    Tenant's Obligation.......................................................................-24-
     Section 16.2.    Right to Terminate........................................................................-24-

ARTICLE 17.  EMINENT DOMAIN.....................................................................................-25-
     Section 17.1.    Taking of Entire Premises.................................................................-25-
     Section 17.2.    Partial Taking............................................................................-25-
     Section 17.3.    Tenant's Rental Obligation................................................................-25-
     Section 17.4.    Condemnation Award........................................................................-25-
     Section 17.5.    Condemnation of Less than a Fee...........................................................-26-

ARTICLE 18. ASSIGNMENT AND SUBLETTING...........................................................................-26-
     Section 18.1.    Limitation on Right to Assignment.........................................................-26-
     Section 18.2.    Landlord's Consent........................................................................-27-
     Section 18.3.    Information to Landlord...................................................................-28-
     Section 18.4.    Consequences of a Transfer; Assumption Agreement..........................................-28-
     Section 18.5.    Change of Ownership.......................................................................-28-
     Section 18.6.    Further Transfers.........................................................................-29-

                                                 -ii-

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     Section 18.7.    Assignment or Transfer by Landlord........................................................-29-

ARTICLE 19.  UTILITIES..........................................................................................-29-

ARTICLE 20.  DEFAULT AND REMEDIES...............................................................................-29-
     Section 20.1.    Events of Default.........................................................................-29-
     Section 20.2.    Remedies for Default......................................................................-30-
     Section 20.3.    Recovery of Rent and Damages..............................................................-32-
     Section 20.4.    Interest on Amounts Overdue...............................................................-33-
     Section 20.5.    Legal Expense.............................................................................-33-
     Section 20.6.    Bankruptcy of Tenant......................................................................-33-
     Section 20.7.    Waiver of Default.........................................................................-34-
     Section 20.8.    Option to Cure Default....................................................................-34-
     Section 20.9.    Accord and Satisfaction...................................................................-34-
     Section 20.10.   Remedies Cumulative.......................................................................-35-

ARTICLE 21.  SURRENDER OF PREMISES..............................................................................-35-
     Section 21.1.    Tenant's Obligations......................................................................-35-
     Section 21.2.    Damages for Failure to Surrender Premises.................................................-35-
     Section 21.3.    Holding Over..............................................................................-35-

ARTICLE 22.  LEASEHOLD MORTGAGE.................................................................................-35-
     Section 22.1.    Tenant's Right to Mortgage Leasehold......................................................-35-
     Section 22.2.    Covenants for Benefit of Leasehold Mortgagee..............................................-36-
     Section 22.3.    Termination of Lease......................................................................-37-

ARTICLE 23.  ACCESS TO PREMISES.................................................................................-37-
     Section 23.1.    Posting Notices...........................................................................-37-
     Section 23.2.    Prospective Purchasers....................................................................-38-
     Section 23.3.    Landlord's Access to Common Areas on the Land.............................................-38-

ARTICLE  24.  COMMON AREAS......................................................................................-38-
     Section 24.1.    Access to Common Areas....................................................................-38-
     Section 24.2.    Common Areas on the Premises..............................................................-38-
     Section 24.3.    Common Area Rules and Regulations.........................................................-39-
     Section 24.4.    Maintenance of Common Areas...............................................................-40-
     Section 24.5.    Common Area Cost Defined..................................................................-40-
     Section 24.6.    Apportionment of Common Area Cost.........................................................-41-
     Section 24.7.    Payment of Common Area Charges............................................................-42-

ARTICLE 25.  MERCHANTS ASSOCIATION..............................................................................-42-

ARTICLE 26.  PROTECTION OF LENDERS..............................................................................-43-
     Section 26.1.    Estoppel Certificate......................................................................-43-
     Section 26.2.    Attornment................................................................................-43-
     Section 26.3.    Subordination.............................................................................-43-

ARTICLE 27.  OTHER PROVISIONS...................................................................................-44-
     Section 27.1.    Additional Rents..........................................................................-44-
     Section 27.2.    Excuse for Non-Performance................................................................-44-
     Section 27.3.    Successors................................................................................-44-
     Section 27.4.    Consent and Approval......................................................................-44-
     Section 27.5.    Entire Agreement..........................................................................-45-

                                                       -iii-

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     Section 27.6.    No Partnership Relation...................................................................-45-
     Section 27.7.    Net Lease.................................................................................-45-
     Section 27.8.    No Personal Liability of Landlord.........................................................-45-
     Section 27.9.    Notices...................................................................................-45-
     Section 27.10.   Captions..................................................................................-46-
     Section 27.11.   Brokerage.................................................................................-46-
     Section 27.12.   Severability..............................................................................-46-
     Section 27.13.   No Option.................................................................................-46-
     Section 27.14.   Recording.................................................................................-46-

                                  GROUND LEASE

         THIS GROUND LEASE, made and entered into this____day of January, 2001, by and between WEST ACRES DEVELOPMENT, LLP, a North Dakota limited liability partnership (herein "Landlord"), whose address is Box 9978, Fargo, North Dakota 58106-9978, and FOUNDERS FOOD & FIRKINS, LTD., a Minnesota corporation (herein "Tenant"), whose address is 5831 Cedar Lake Road, St. Louis Park, MN 55416.

                              PRELIMINARY STATEMENT

         Landlord is the owner of unimproved real property adjacent to a shopping center known as the West Acres Shopping Center, located in the City of Fargo, County of Cass and State of North Dakota. Tenant desires to lease from Landlord a portion of the unimproved land containing approximately 90,000 square feet of ground area, and Landlord desires to lease said parcel of land to Tenant, on which parcel of land Tenant intends to construct a one story building containing approximately 8,750 square feet of floor area and other improvements, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the terms, covenants and conditions herein set forth, Landlord and Tenant hereby covenant and agree as follows:

                             ARTICLE 1. DEFINITIONS
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
SECTION 1.1.        LEASE:  This Lease agreement, as amended by the parties in accordance with its terms.

SECTION 1.2. LANDLORD: West Acres Development, LLP, a North Dakota limited liability partnership, whose address is specified above, and whose phone number for facsimile transmissions is 701-280-2229, as long as it retains ownership of the Land, and thereafter any future owner of the Land as provided in
                    Section 18.7.

SECTION 1.3. TENANT: Founders Food & Firkins, Ltd., a Minnesota corporation, whose address is specified above, and whose phone number for facsimile transmissions is 612-525-2021.

SECTION 1.4. SHOPPING CENTER: The West Acres Regional Shopping Center located on Blocks 1 and 2 and 5 through 8, inclusive, of West Acres Third Addition to the City of Fargo, Cass County State of North Dakota, and Blocks 3 and Blocks A through D, inclusive, of the Replat of Part of Block 3 of West Acres Third Addition to the City of Fargo, Cass County State of North Dakota, together with any adjacent land which may be operated as part of the Shopping Center under cross easements and operating agreements; together with all buildings and improvements thereon. The present boundaries of the Shopping Center are outlined in blue upon the Shopping Center Site Plan attached hereto as Exhibit 1.

SECTION 1.5. LAND: The unimproved parcel of land located on Block A of the Replat of Part of Block 3 of West Acres Third Addition to the City of Fargo, Cass County State of North Dakota, the location of which is approximately set forth in red and labeled "Founders Food" on the Shopping Center Site Plan attached as Exhibit 1, and which is separately identified on the Site Plan for the Premises attached as Exhibit 2. Upon approval of the legal description for the Land under Section 4.2, the description so adopted shall constitute the "Land" under this provision.

SECTION 1.6. IMPROVEMENTS: The restaurant building, parking lots, pond feature, driveways, walkways, landscaping and other improvements to be constructed on the Land in accordance with the provisions of Article 7 of this Lease.

SECTION 1.7.        PREMISES:  The Land and the Improvements, as defined herein.

SECTION 1.8. COMMON AREAS: The parking areas, streets, fire corridors, driveways, walkways, curbs, gutters, drainage areas, landscaped areas, and other areas designated by Landlord for common use or benefit of tenants and other patrons of the Shopping Center, which are located within the Shopping Center or adjacent to the Shopping Center and made available for common use or benefit of tenants of the Shopping Center through reciprocal easements and operating agreements, leases, and the like and which are not enclosed within any building. The term "Common Areas" shall include Common Areas on the Premises.

SECTION 1.9. COMMON AREAS ON THE PREMISES: The exterior landscaped areas, driveways, parking areas and walkways on the Land, exclusive of (i) the pond and fountain area and (ii) the service areas, sidewalks, planters, and landscaped areas adjacent to the Building. The approximate location of the Common Areas on the Premises is outlined in yellow Site Plan for the Premises attached as Exhibit 2.

SECTION 1.10. PERMITTED ENCUMBRANCES: Permitted Encumbrances shall include:

                    [a]    real estate taxes and installments of special
                    assessments for 2001 (payable 2002) and thereafter;

                    [b]    any reservation of mineral rights;

                    [c] pipeline and utility easements that do not interfere with present or proposed use of or improvements on the Subject Premises;

                    [d]    zoning and other municipal codes and ordinances;

                    [f] any others interests or restrictions, including without limitation other leases, operating agreements, easements, restrictive covenants or other restrictions not objected to by Tenant prior to commencement of construction of the Improvements pursuant to Article 7 of the Lease.

SECTION 1.11. EFFECTIVE DATE: The Effective Date shall be the date on which the last party executes and delivers the Lease to the other party. For the purpose of this provision, execution and delivery shall include execution of the Lease and sending by facsimile a signed signature page of the counterpart of this Lease.

SECTION 1.12. RENT COMMENCEMENT DATE: The date the term of this Lease and Tenant's obligation to pay rent commences under Section 3.1 of this Lease.

SECTION 1.13. DELIVERY DATE: The date Tenant is entitled to access to the Premises for the construction of Tenant's Improvements under
                    Section 7.3.
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                               ARTICLE 2. PREMISES

         In consideration of the mutual covenants, conditions and agreements included in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises together with any and all easements, appurtenances, rights and privileges belonging to the Premises and the non-exclusive right to use the Common Areas as provided in Section 24.1 hereof, in common with other tenants and occupants of the Shopping Center; provided, however, that: i) Tenant's rights under this Lease are subject and subordinate to all liens, encumbrances, easements, restrictions, ground leases, and any rights of way and other interests of record, zoning laws and regulations affecting or governing the Premises; and ii) the Common Areas on the Premises and ingress to and egress from the Common Areas on the Premises are for the nonexclusive use by Tenant and its customers in common with other tenants and occupants of buildings comprising the Shopping Center whether operating under cross easement and operating agreements or leases with Landlord, together with their respective patrons and invitees.

                                 ARTICLE 3. TERM

SECTION 3.1. COMMENCEMENT AND TERM. This Lease shall begin and be of full force and effect as to both Landlord and Tenant as of the Effective Date. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on: (a) December 1, 2001 (as such date may be extended on a daily basis as a result of the application of the provision set forth in Section 27.2 of this Lease); or
(b) the date on which Tenant shall open the Premises for business to the public, whichever date shall first occur, and, unless sooner terminated as permitted by this Lease or by law, shall continue for a period of twenty (20) full Lease Years.

SECTION 3.2. LEASE YEAR. The term "Lease Year" means each consecutive period of twelve (12) full calendar months during the term of this Lease commencing on the Rent Commencement Date if that date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the first calendar month following the Rent Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year. The last Lease Year shall end on the date this Lease terminates and may be less than twelve months.

SECTION 3.3. VERIFICATION OF TERM - FLOOR AREA - RENT. When the Rent Commencement Date has been determined, Landlord and Tenant shall execute and deliver a statement, in duplicate, specifying the Rent Commencement Date and the actual number of square feet of floor area of the restaurant building on the Premises and other matters specified therein, which completed statement shall be attached to and constitute a part of this Lease, as Exhibit 3. In determining the floor area of the building on the Premises: i) measurements shall be made from the exterior of the outside walls of the building on the Premises; ii) any basement space used for storage or mechanical space shall be excluded; iii) the balance of any basement space shall be included as if it were on the main floor;
(iv) any mezzanine area used solely for administrative or storage space, shall be excluded. Failure of Landlord and Tenant to execute Exhibit 3 shall not affect either party's obligations under this Lease.

SECTION 3.4. OPTION TO RENEW. Tenant shall have the option to extend the term of this Lease for one renewal period of five years (sixty calendar months) by written notice to Landlord served at least fourteen (14) full calendar months and no more than thirty-six (36) months prior to the end of the twentieth Lease Year (the termination date of this Lease), provided that no such notice shall be effective if this Lease is not in full force and effect or if Tenant is in default under any material term or covenant of this Lease. During the option term Landlord and Tenant shall be bound by all terms and conditions of this Lease except that Tenant's fixed minimum rental payable to Landlord each year shall equal to the greater of: i) the fixed minimum rental payable to Landlord by Tenant during the last Lease Year immediately before the renewal term; or ii) the product of $72,000 (the annual fixed minimum rent due during the first Lease
Year) times a fraction, the numerator of which is the sum of the 'Consumer Price Index - Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982-84=100)' published monthly in the 'Monthly Labor Review' of the Bureau of Labor Statistics of the United States Department of Labor ("CPI-U") during the first full calendar month of the first Lease Year (which amount shall be included on Exhibit 3, plus one-half of the difference between the CPI-U during the month immediately preceding the renewal term and the CPI-U published for the first full calendar month of the first Lease Year, and the denominator of which is the CPI-U published for the first full calendar month of the first Lease Year. In the event that the Bureau of Labor Statistics shall no longer maintain the CPI-U, comparable statistics published by a responsible financial periodical or recognized authority selected by Landlord shall be used for making the computation specified above. In the event that the base year "(1982-84=100)" or any future base year is changed, the figures used in making the adjustment provided above shall be changed so that all increases in the CPI-U are taken into account notwithstanding any such change in the base year. Minimum rent shall be paid in monthly installments equal to one-twelfth the annual fixed minimum rent as provided in Section 5.1.

               ARTICLE 4. PRE-RENTAL COMMENCEMENT DATE CONDITIONS

SECTION 4.1. LANDLORD'S OBLIGATIONS. As soon as practicable following the Effective Date, Landlord will provide Tenant with any existing surveys, soil reports, environmental reports, and geotechnical reports, and other engineering reports and studies in its possession relating, obtained or undertaken with respect to the Premises. Such reports shall be used by Tenant solely for the purpose in assisting it to economically undertake due diligence available under this Lease. Landlord does not represent, warrant or guaranty the accuracy of any of the reports provided which have been prepared by third parties, and provides them under this provision solely as an accommodation to Tenant. Landlord does agree that it will notify Tenant of any material misstatements included in any such reports which are known by Landlord's senior management.

SECTION 4.2. LEGAL DESCRIPTION. As soon as practicable following execution of this Lease, Landlord shall secure a survey outlining the precise description of the Land in accordance with the approximate dimensions set forth on Exhibit 1.5. Tenant shall have 10 days after receipt of the proposed survey to notify Landlord of any reasonable objections it has to the legal description. If Tenant does not object, the legal description proposed by Landlord shall constitute the definition of the Land under Section 1.5. If Tenant objects, the parties shall endeavor to agree on the legal description of the Land, and any agreed description shall thereafter be deemed to constitute the definition of the Land under Section 1.5. If the parties are unable to agree on the legal description within 14 days after Landlord's receipt of Tenant's objection to the survey, the Land shall be deemed be described as originally designated by Landlord in accordance with this provision. In such case, Tenant shall have an additional period of 30 days to terminate the Lease. Landlord shall have the right to replat the Shopping Center, including the Land, in accordance with the legal description adopted under this provision. Tenant shall not object and join in any replating to the extent required by law. Nothing contained in this provision shall obligate Landlord to pay any portion of any ALTA survey obtained by Tenant.

SECTION 4.3. APPROVAL OF PLANS AND SPECIFICATIONS. Landlord acknowledges that it has approved Tenant's preliminary plans for Tenant's Work which are annexed hereto as Exhibit 4 and Tenant's proposed signage annexed hereto as Exhibit 5 made a part hereof (herein "Tenant's Preliminary Plans"). Within sixty (60) days following the Effective Date, Tenant shall submit to Landlord for Landlord's prior approval, the proposed working plans and specifications for Tenant's Work, including Tenant's signage and final site plan. Landlord's approval or disapproval (and the reasons for any disapproval) shall be communicated to Tenant within ten (10) business days following Landlord's receipt of Tenant's plans and specifications for Tenant's Work. If Landlord disapproves any portion of Tenant's plans and specifications, Tenant shall, within a reasonable period of time after Landlord's disapproval, submit substitute plans and specifications or portions thereof for Tenant's Work which satisfy Landlord's reasons for disapproval, and the same provisions as hereinabove set forth in this Section shall apply with respect to Landlord's approval or disapproval of such substitute plans and specifications or portions thereof and, if necessary, Tenant shall resubmit such plans and specifications until same have been approved by Landlord; provided, however, if Landlord disapproves of such plans and specifications more than twice, then Tenant may terminate this lease within fifteen (15) days following any disapproval of such plans and specifications by Landlord after the second disapproval by Landlord of the same. When such plans and specifications have been approved by Landlord (herein the "Approved Plans"), sets of the Approved Plans shall be signed by Landlord and Tenant, and at least one (1) set so signed shall be delivered to each party.

SECTION 4.4. PERMITS. Promptly following the Effective Date and receipt of Approved Plans, Tenant shall apply to the appropriate governmental authorities for such licenses, permits and any other administrative approvals including, without limitation, building permits, zoning, business permits, liquor licenses and signage permits as may be necessary to construct and operate a Granite City Restaurant (herein collectively "Permits"). If, after Tenant's diligent efforts through such administrative processes as are reasonably and normally required, Tenant is unable to obtain all necessary Permits within one hundred twenty (120) days following the

Effective Date, then Landlord and Tenant each shall have the right to terminate this Lease by giving the other notice to that effect within one hundred thirty
(130) days following the Effective Date.

SECTION 4.5. SOIL TESTS. Subsequent to the Effective Date, Tenant shall have the right, at its cost, to have test borings and other engineering studies and tests performed with respect to the Land. Landlord hereby grants to Tenant and to Tenant's agents, contractors and engineers a license to enter upon the Land for the purpose of conducting such borings, studies and tests, all at Tenant's own risk. Prior to the Delivery Date, Tenant shall not be deemed to have accepted possession of the Land solely by reason of any such entry for the purposes stated in this Section. If such test borings and other engineering studies and tests indicate that the Land is not suitable for the construction of the Improvements and the operation of the Premises in accordance with the provisions of this Lease, then Tenant shall have the right to terminate this Lease by giving Landlord written notice to that effect within one hundred twenty (120) days after the Effective Date.

SECTION 4.6. DISCOVERY OF HAZARDOUS MATERIALS. If within 120 days after the Effective Date, Tenant discovers the existence of any Non-Tenant Installed Hazardous Materials, as that term is defined in Section 14.4, on the Premises, Tenant shall have the right to demand, in writing, that Landlord remove or otherwise dispose of all Hazardous Materials at Landlord's cost. If, within 30 days after demand therefore Landlord has not commenced in good faith to take the necessary remedial action to remove the Hazardous Materials, Tenant may, within 60 days thereafter, terminate this Lease.

SECTION 4.7. TITLE. Tenant shall have the right, at its cost and expense, to obtain a title search or title insurance commitment and an ALTA survey with respect to the Land. If any such title search or commitment or survey reveals any encumbrances, easements, restrictions, reservations, rights or conditions of record other than Permitted Encumbrances that (i) would prevent or interfere with the construction of the Improvements and/or the operation of' the Premises as contemplated by this Lease or (ii) would otherwise impair Tenant's rights or leasehold interests under this Lease, then Tenant shall have the right to notify Landlord of its intent to terminate this Lease no later than one hundred twenty
(120) days after Tenant the Effective Date. Unless Landlord cures any such objections and defects in title within thirty (30) days after written notification to Landlord by Tenant, or in good faith commences to cure any such defect which can not be cured within thirty (30) days within the thirty (30) day period and cures the defect within 120 days after the Effective Date, Tenant shall have the right to terminate this Lease. Landlord agrees to use its best efforts to cure any such objections and defects, but in no event shall Landlord be required to cure any such objections and defects if the cost of curing the same would exceed Ten Thousand ($10,000.00) Dollars.

SECTION 4.8. TENANT'S FINANCING. Tenant shall use its best efforts to secure financing to enable Tenant to construct the Improvements on the Land as required by this Lease. If such financing can not be obtained, Tenant shall, at any time prior to the commencement of the construction of the Improvements, but no later than one-hundred twenty (120) days after the Effective Date, have the right to cancel this Lease by written notice to Landlord.

SECTION 4.9. TAX PARCEL. Landlord shall, with Tenant's cooperation, if necessary, have the City of Fargo designate the Premises as a separate tax parcel within 120 days following the execution of this Lease. Should Landlord be unable to have the Premises designated as a separate tax parcel, Tenant shall, at any time prior to the commencement of the construction of the Improvements, but no later than 120 days after the Effective Date, have the right to cancel this Lease by written notice to Landlord.

SECTION 4.10. PRE-DELIVERY DATE TERMINATION. If this Lease is terminated pursuant to the provisions of this Article 4, then upon such termination this Lease shall become null, void and of no further force and effect and thereafter Landlord and Tenant shall have no further rights, obligations or liabilities under this Lease. No termination shall be allowed under this Article if the notices of termination required hereunder are not provided to Landlord prior to the Delivery Date. Notwithstanding anything in this Lease to the contrary, Tenant shall not be entitled to terminate this Lease under this Article 4 after Tenant has commenced construction of the Improvements or following June 1, 2001, whichever is earlier.

                          ARTICLE 5. FIXED MINIMUM RENT

SECTION 5.1. MINIMUM RENT. Tenant covenants and agrees to pay Landlord at its address specified above, or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, fixed minimum rent for the Premises leased to Tenant hereunder for the period from the Rent Commencement Date through the end of the twentieth (20th) Lease Year, shall be payable at the rate of seventy-two thousand dollars ($72,000) per annum in monthly installments of six thousand dollars ($6,000.00). Fixed Minimum rent shall be payable in advance on the first day of each and every month during the term of this Lease. If the Rent Commencement Date shall occur on a day other than the first day of any calendar month, Tenant shall pay fixed minimum rent on the Rent Commencement Date a sum equal to the monthly installment of fixed minimum rent due in the first Lease Year times a fraction, the numerator of which is total number of days in the month on and after the Rent Commencement Date, and the denominator of which is the total number of days in the month.

                           ARTICLE 6. PERCENTAGE RENT

SECTION 6.1. PAYMENT OF PERCENTAGE RENT. In addition to fixed minimum rent, Tenant agrees to pay Landlord during each Lease Year during the entire term of this Lease at Landlord's designated office, without prior demand therefor, and without any deduction or set-off whatsoever, percentage rent equal to the amount, if any, by which three percent (3%) of Tenant's "gross sales", (as defined in Section 6.2) exceeds fixed minimum rent payable under this Lease for such Lease Year, less the amount of any abatements or adjustments authorized under this Lease for such Lease Year. Percentage rent shall be paid quarterly on or before the 15th day of the month following the end of the third, sixth, ninth, and twelfth months of each Lease Year and upon the expiration or earlier termination of this Lease. The amount of percentage rent, if any, due for each quarterly period shall be the amount by which the above percentage of Tenant's cumulative "gross sales" transacted through the end of the most recent quarterly period for the Lease Year in which said quarterly period falls, exceeds the sum of the total fixed minimum rent paid by Tenant and the percentage rent previously paid by Tenant for the same period. Upon receipt by Landlord of each annual statement of Tenant's gross sales as provided hereafter, the amount of percentage rent for the preceding Lease Year shall be determined. If Tenant's quarterly payments for percentage rent are less than Tenant's liability for percentage rent, Tenant shall pay the difference to Landlord within 30 days after billing. If Tenant's quarterly payments for percentage rent are in excess of Tenant's liability for rent for the applicable Lease Year, Landlord may apply such excess to future rents or other obligations Tenant may owe to Landlord; provided that if Tenant is not in default under this Lease and this Lease remains in effect, Tenant shall upon written request to Landlord, have the right to obtain a refund of the excess rent paid. Gross sales during the any partial month prior to the commencement of the first Lease Year shall be included with the gross sales of the first full quarter.

SECTION 6.2. GROSS SALES DEFINED. The term "gross sales", as used in this Lease, means the actual price charged for the sale, lease, or license of goods, wares, merchandise, beverages, food or for services attributable to business performed in, on, or from the Premises by Tenant or by Tenant's lessees, concessionaires, and licensees occupying space in the Premises, whether for cash or on credit, (including all lay-by, credit, and finance, interest and service charges charged in connection with sales or other dealings from the Premises), even though such sales or services are ordered by telephone, mail, telegraph or otherwise. The full price charged for each sale, lease or license of goods made on the Premises shall be included in computing "gross sales" regardless of whether: i) the transaction was made by Tenant, Tenant's sublessee, concessionaire or licensee as a consignee, trustee or agent for a third party; or ii) another party is entitled to retain all or a portion of the price payable for the transaction as its own property. The following shall be excluded from gross sales: (a) discounts and allowances; (b) refunds and credits for exchanged or returned merchandise; (c) tips and gratuities paid directly to employees of Tenant and not includable as gross income on Tenant's (or Tenant's sublessee or licensee's) federal income tax returns (d) sales, luxury or excise taxes collected by Tenant from customers, imposed by and paid over to federal, state or local governmental authority, levied in whole or in part upon the basis of retail sales made in, on or from the premises; (e) gift certificates until redeemed; (f) insurance proceeds received with respect to inventory or other goods damaged or destroyed;
(g) receipts from
coin telephones except to the extent of commissions or other charges received therefrom; (h) gross receipts from the sale of merchandise by third parties from vending machines located on the Premises, except for the net rentals, commissions, or receipts, however denominated, retained by or payable to Tenant for such transactions; (i) sales of trade fixtures or store equipment after use thereof on the Premises; (j) transfers of merchandise between stores of Tenant, provided no transfer is made to avoid liability for percentage rent; (k) parcel post and delivery charges; (l) complimentary or discounted sales and sales to employees provided that the amount of such excluded sales does not exceed three percent (3%) of tenant's gross sales per Lease Year; (m) lottery or similar sales except to the extent of net commissions, rents or other charges paid to Tenant as a result thereof. If after a credit sale has been included in gross sales it is written off as a bad debt, the unpaid amount of the credit sale and finance, interest and service charges may be deducted from any statement of gross sales made after the unpaid amount is written off as a bad debt, but shall be included again in later statements if later collected.

SECTION 6.3. SALES RECORDS. For the purpose of ascertaining the amount payable as percentage rent, Tenant agrees to prepare, keep, and make available on the Premises, or Tenants main business office, or other location approved in writing by Landlord, for a period of not less than three years following the end of each Lease Year, adequate records which shall show inventories and receipts of merchandise at the Premises, and daily receipts from all sales and other transactions on or from the Premises by Tenant and any others conducting any business upon or from the Premises. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether for cash or credit, in a cash register or in cash registers having a cumulative total which shall be sealed in a manner approved by Landlord, or having such other features as shall be approved by Landlord. Tenant further agrees to retain and make available for at least three years following the end of each Lease Year the gross income, sales and occupation tax returns and all pertinent original sales records. Pertinent original sales records shall include: (a) serially numbered sales slips; (b) records of all mail and telephone orders at and to the Premises; (c) settlement report sheets of transactions with sub-tenants, concessionaires and licensees; (d) records showing that merchandise returned by customers was purchased at the Premises by such customers; (e) records of merchandise taken out on approval; (f) other such sales records, if any, which would normally be examined by an independent certified public accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; (g) daily bank deposits and reconciliations of such records with sales; and (h) the records specified in (a) to (g) above of sub-tenants, assignees, concessionaires, or licensees.

SECTION 6.4. SALES STATEMENTS. Within 15 days after the end of each month during the term of this Lease, Tenant shall furnish to Landlord a statement setting forth Tenant's gross sales transacted during such month. In addition, within 15 days after the end of each quarterly period for which percentage rent is payable, Tenant shall furnish to Landlord a statement, signed and verified by Tenant or an authorized officer, of Tenant's gross sales transacted during such quarterly period; and within 60 days after the end of each Lease Year and the end of the Lease term, Tenant shall furnish to Landlord an annual statement of gross sales transacted during the preceding Lease Year or to the date of termination, whichever is applicable. The annual statement shall contain the certification of an officer of Tenant to the effect that the statement is full, complete and accurate.

SECTION 6.5. EXAMINATION AND AUDIT. Tenant agrees that acceptance by Landlord of payments of percentage rent shall be without prejudice to Landlord's right of reasonable access to Tenant's accounting system to examine Tenant's books and records as necessary in order to verify or establish the true amount of gross sales made by Tenant and others in and from the Premises. Tenant also agrees that Landlord, at its option, may cause, at any reasonable time upon not less than forty-eight hours prior written notice, a complete audit to be made of Tenant's books and other records relating to reported gross sales for the period covered by any statement issued by Tenant as above set forth, and received by Landlord within the preceding three Lease Years. If any audit shall correctly disclose a liability for rent to the extent of two percent (2%) or more in excess of percentage rent theretofore computed and paid by Tenant for such period, Tenant shall promptly pay Landlord the reasonable cost of the audit in addition to the deficiency in percentage rent, which deficiency shall be payable in any event. Information concerning Tenant's sales obtained by Landlord as a result of these provisions shall be held in confidence except where required to supply information to a mortgagee, or prospective or existing lenders or buyers and except where the information is required to be divulged as a result of litigation or arbitration proceedings. Landlord shall also be authorized to include Tenant sales information in compilations of Shopping Center sales in gross, or allocated to categories of business established by Landlord, provided that Tenant's name or other identifying information from which a party could determine Tenant's separate sales shall not be disclosed.

                     ARTICLE 7. CONSTRUCTION OF IMPROVEMENTS

SECTION 7.1. TENANT'S IMPROVEMENTS. Tenant shall, at its sole cost and expense and in accordance with Approved Plans, as defined below, construct the Improvements in compliance with Governmental Requirements (as defined in Section
7.3 of this Article), and compliance with the provisions of this Lease, which Improvements shall include all facilities and appurtenances necessary for the use and operation of the Premises in the manner required by Section 8.1., including, without limitation:

         7.1.1. Construction of an approximately 8,750 square foot, one-story building in accordance with the design and concept of a Granite City Restaurant. Said construction shall include, but not be limited to, all site work and grading work, excavation, necessary foundation, ceilings, walls, doors, plumbing and water, electrical, telephone, heating, ventilating, and air conditioning, telephone, and other building features, details, appurtenances, fixtures, and equipment which are generally necessary and customary in connection with a Granite City Restaurant and beverage operation. The building shall be constructed on location approved by Landlord. The exterior to the Building shall be constructed with brick and efis or stucco.

         7.1.2. All utility and service lines necessary to connect the building to service and access lines including, but not limited to, all water lines, sewer lines, electric lines, if desired, and telephone lines.

         7.1.3. The necessary grading, compacting, and paving to provide driveways, walkways and parking areas. Parking areas shall striped for parking on 818" depths. Parking areas and driveways shall be fully drained by natural landscape slope. All Parking Areas shall be lighted to a minimum brightness of 1 foot candles at parking lot level with a minimum to maximum brightness ratio of 3. Lighting of the parking lot shall equal 3 foot candles at parking lot level. All drives shall be constructed as shown on the Site Plan for the Premises with no less than 261 inch widths. The drives shall be generally lighted to a brightness approximating 3 foot candles at parking lot level.

         7.1.4. All isles, curbs, planters, and landscaped areas, signage, utilities, parking and lighting facilities, driveways, curb cuts, and sidewalks.

         7.1.5. A pond (water feature) including a fountain on the area so identified in the Site Plan for the Premises. Landlord shall have thirty (30) days from the Effective Date to notify Tenant of Landlord's decision to provide Tenant with the current center court fountain feature located in the West Acres Mall. If Landlord decides to provide said center court fountain, Landlord agrees, at its expense, to remove and supply for Tenant's use the current center court fountain feature located in the West Acres Mall. Tenant shall be responsible for the costs of reincorporating the components into a fountain which will operate in the pond. Landlord shall continue to own the fountain, subject to Tenant's right to use the fountain during the term of this Lease. Upon termination of the Lease, the fountain feature shall revert, with the remainder of the Premises, to Landlord. Tenant shall be responsible for insuring, preparing and maintaining the fountain throughout the term of the Lease.

All Improvements to be constructed by Tenant, whether or not specifically enumerated herein, are referred to herein collectively as "Tenant's Work". Subject to Section 27.2, Tenant's Work shall be substantially complete by no later than December 1, 2001.

SECTION 7.2. LANDLORD'S IMPROVEMENTS. Landlord agrees, at its expense, to provide storm sewer, sanitary sewer, water lines and electrical power to locations near or adjacent to the outside boundary of the Land. Other than such improvements, Landlord shall have no obligation to make any improvements or modifications to the Premises or for the benefit of the Premises. Tenant acknowledges that Landlord has removed the pile of dirt located on the Premises, and that Landlord shall not be required to make any further site improvements with respect to the Premises. Tenant further acknowledges that the storm sewer, sanitary sewer, and water lines located in the center of a constructed street shall be considered near or adjacent to the outside boundary of the Land for the purpose of this provision.

SECTION 7.3. CONSTRUCTION OF TENANT'S IMPROVEMENTS. After receipt of Landlord's approval of Tenant's Approved Plans required under Section 4.3 and all Permits required by Section 4.4 and Tenant's waiver of its right to terminate this Lease under any of the provisions of Article 4 (the "Delivery Date"), Tenant be entitled to access to the Premises for the sole purpose of constructing the Improvements on the Premises in the manner required hereunder. Notwithstanding Tenant's failure to expressly waive its rights under Article 4, commencement of construction of the Improvements shall be deemed a waiver of Tenant's right to terminate this Lease under any of the provisions of Article 4.

Tenant shall enter into construction contracts for the Improvements with licensed bondable general contractors or contractor, provided that Tenant shall not be required to obtain any performance or payment bonds. Promptly after the Delivery Date, Tenant shall cause said contractors to commence the Improvements and prosecute the same diligently to completion in a good and workmanlike manner, all in strict conformance with Approved Plans. Tenant and its contractors shall perform and complete the Improvements in a good, safe and workmanlike manner in accordance with all applicable laws, building codes, zoning ordinances and other rules and regulations of all federal, State, county and municipal governmental and public authorities and agencies having jurisdiction (herein collectively "Governmental Requirements"). The Improvements shall be undertaken in a manner which does not interfere with other occupants of the Shopping Center, and in accordance with applicable laws, regulations, ordinances and requirements of governmental authorities and board of fire underwriters having jurisdiction. During the period between the Delivery Date through the date immediately preceding the Rental Commencement Date, Tenant shall occupy the Premises in accordance with all terms, covenants and conditions of this Lease, provided that Tenant shall be under no obligation to pay rents and other charges owing hereunder, except those owing under Article 19. Tenant shall erect or cause to be erected construction barricades enclosing the area of such construction if the same is necessary to comply with Governmental Requirements. In the event Tenant fails to erect such construction barricades within five (5) days after notice from Landlord, then, if necessary to comply with Governmental Requirements, Landlord shall have the right, but not obligation, to erect the same at Tenant's cost and expense. Tenant shall not store any materials on Common Areas outside of the Premises, nor allow any debris, dust or refuse to accumulate outside the Premises. Unless expressly approved by Landlord in writing, drainage from the Premises shall be directed away from the Common Areas of the Shopping Center outside the Premises. Tenant shall repair at its expense any damage to the Shopping Center property caused by Tenant's construction activities.

SECTION 7.4. OWNERSHIP OF IMPROVEMENTS AND FIXTURES. During the term of this Lease and any renewals provided for in this Lease, Tenant shall be deemed the owner of Tenant's Improvements including the Common Areas on the Premises, and Tenant shall be entitled to the tax benefits associated with said ownership, provided that Landlord shall be entitled to any applicable deductions or credits with respect to any Improvements paid for, repaired or maintained by Landlord. All Improvements made by or on behalf of either party, including, without limitation, the building, parking areas, landscaping, driveways, walkways, parking areas, and other Common Areas, together with any alterations, fixtures, installations, additions and improvements made thereto, unless Landlord otherwise elects by giving notice thereof to Tenant not less than thirty days following the expiration or other termination of this Lease), shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease. Movable furniture, trade fixtures, kitchen equipment, and other personal property not affixed to the Land or Building, which is acquired by Tenant at its expense shall remain its property and may be removed at any time, provided Tenant promptly repairs any damage caused by such removal.

                           ARTICLE 8. USE OF PREMISES

SECTION 8.1. USE OF PREMISES. Tenant agrees that the Premises shall be operated and used in compliance with Governmental Requirements solely for the purpose of conducting a retail restaurant, bar, brewery, and related uses, and for no other use or purpose.

SECTION 8.2. OPERATION OF BUSINESS. Commencing on the Opening Date and thereafter continuously through the end of the term of this Lease, except during any times when Tenant may be prevented by reason of the events specified in Articles 16 and 17 and Section 27.2 hereof, Tenant agrees that it will: (i) conduct its business at the Premises daily during all hours which are regular and customary for other restaurants in the upper Midwest area and at all times the Shopping Center is open for business, provided that Tenant shall not be required to be open for periods beyond Monday through Saturday from 11:00 a.m. to 1:00 a.m. the following day, and Sunday from 10:00 a.m. to Midnight. Tenant shall be excluded from opening for business during periods of time when Tenant is reasonably required to be closed, consistent with sound business judgment, for remodeling or repair, or reconstruction after damage or for periods of time when utilities necessary to serve the Premises are not available.

SECTION 8.3. NEGATIVE COVENANTS. With respect to Tenant's use of the Premises and the Shopping Center, Tenant agrees that it will not at any time during the term of this Lease, without first obtaining the Landlord's prior written consent: (i) use any loudspeakers, phonographs or other devices of similar nature in such a manner as to be unreasonably heard outside of the restaurant building; (ii) permit the emission of any unreasonable levels or amounts of noise, objectionable odors or fumes, smoke or objectionable light from the Premises; (iii) use any flashing or strobe lights visible to public view outside of the Premises; or (iv) burn any rubbish or trash in or about the Premises.

SECTION 8.4. PROHIBITED USES. The Premises shall not be used by Tenant nor any assignee, license or other occupant of the Premises for the sale, rent or sale, rent or service (and, if applicable, installation in motor vehicles) of electronic equipment or appliances (including, without limitation, televisions, stereos, video recorders), major household appliances (including, without limitation, refrigerators, freezers, stoves, microwave ovens, dishwashers, washers and dryers), personal computers and peripherals, computer software, car radios, stereos, tape decks or phones, entertainment software including compact discs, music videos and prerecorded tapes, telephones, telecopy, facsimile and photocopy machines, or photographic cameras or equipment and other related items. In the event of any breach of this provision, Landlord shall have all remedies given to it at law or in equity, including the right to injunctive relief and damages.

                 ARTICLE 9. PAYMENT OF TAXES, ASSESSMENTS, ETC.

SECTION 9.1. TENANT'S OBLIGATION. Tenant agrees to pay when due all real estate taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, assessed during the term of this Lease on the Premises, including, but not limited to, general real estate taxes, taxes in lieu thereof which may be levied or assessed by any lawful authority against the Premises, assessments for public improvements or benefits which shall during the term of this Lease become due and payable and a lien upon the Premises, or any part thereof; and any tax, fee or excise on rents, the square footage of the Premises, on the act of entering into this Lease, or on the occupancy of the Tenant, or any other tax, fee or excise, however described, on account of the rent reserved hereunder or the business of the renting the Premises, now or hereinafter levied on or assessed against the Landlord, (all of which taxes, assessments, levies, and other governmental charges are herein collectively "Taxes"). For the years in which this Lease commences and terminates, Tenant's liability for its portion of the taxes for such year shall be subject to a pro rata adjustment based on the number of days in the year this Lease was in effect. A copy of a tax bill or assessment submitted by Landlord to Tenant shall at all times be conclusive evidence of the amount of taxes assessed or levied upon the property to which such bill relates.

If Tenant waives its right to terminate the Lease as a result of the Premises not being designated a separate tax parcel then, absent any other amendment or clarification of the Lease at such time, Tenant shall be obligated to pay its prorata share of taxes with respect to the assessed parcel (a) as to the land by dividing the square foot area of the Land by the square foot area of the land included in the tax parcel. If no separate tax is allocated to the land, the taxes allocable to the Land shall be determined on the basis of the last tax statement prior to the inclusion of any Improvements on the parcel multiplied by the percentage increase in the general tax rate from the date of such statement to the statement current year, and adjusted for increases or decreases in the amount of any special assessments levied against the taxed parcel; (b) the remainder of the taxes shall be allocated prorata based on the floor area of any Improvements on the land on the parcel included in the tax statement.

SECTION 9.2. PERSONAL PROPERTY TAXES. Tenant shall at all times be responsible for and pay, before delinquency, all taxes levied, assessed or unpaid upon any leasehold interest, any right of occupancy or use, any investment of Tenant in the Premises, or any personal property of any kind owned, installed, or used by the Tenant, including Tenant's leasehold improvements or taxes on Tenant's right to occupy or use the premises.

                         ARTICLE 10. DISCHARGE OF LIENS

SECTION 10.1. LIENS AND ENCUMBRANCES. Except for the right granted to Tenant to mortgage its interest under this Lease pursuant to the provisions of Article 22 hereof, Tenant shall not create or permit to be created or permit to remain, any lien, encumbrance or charge derived from or through Tenant which might be or become a lien, encumbrance or charge upon the Premises or the Shopping Center, or any part thereof, and Tenant shall not suffer any other matter or thing derived from or through Tenant whereby the estate, rights and interest of Landlord or Landlord's designees in the Shopping Center, or any part thereof, might be impaired, provided however, that any mechanic's and/or material men's liens filed against the Premises, the Shopping Center or any part thereof, for which Tenant is responsible may be discharged or bonded in accordance with
Section 10.2.

SECTION 10.2. MECHANIC'S LIENS. Tenant shall do all things reasonably necessary to prevent the filing of any mechanics' and/or material men's liens against the Premises, the Shopping Center or any part thereof by reason of work, labor, services or materials furnished or claimed to have been furnished to Tenant or anyone occupying the Premises, or any part thereof, by through or under Tenant. If any such mechanics' and/or material men's lien shall at any time be filed against the Premises, the Shopping Center, or any part thereof, as the result of work, labor, services or materials furnished or claimed to have been furnished to Tenant or anyone occupying the Premises, or any part thereof, by, through or under Tenant, then Tenant shall cause the same to be discharged of record within thirty (30) days after Tenant has knowledge of the filing of same or if Tenant in its discretion and in good faith determines that such lien should be contested, Tenant shall furnish such security or bond as may be required by law to prevent any foreclosure proceedings against the Premises or the Shopping Center, or any part thereof, during the pendency of such contest. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' and/or material men's lien law.

                    ARTICLE 11. ALTERATIONS AND IMPROVEMENTS

SECTION 11.1. TENANT'S ALTERATIONS. Tenant shall have the right during the term of this Lease after completion of the initial construction of Improvements to make changes and alterations to the Improvements and to construct and maintain on the Premises such additional improvements, fixtures and facilities as Tenant in its reasonable business judgment deems desirable for the operation of the Premises in accordance with this Lease, and to remove the same or any part thereof; provided that upon such removal, the same shall be replaced by Tenant with similar improvements, fixtures or facilities of at least equal utility, value and quality, excepting fixtures or facilities removed because of obsolescence. Prior to any such changes, alterations or additions, Tenant shall first obtain all required Permits and, if any such change, alteration, addition or removal is either: i) is structural in nature; ii) involves any modification in the appearance of the exterior of the premises; or iii) the estimated cost of any non-structural or interior change, alteration, addition or removal is Fifty Thousand Dollars ($50,000) or more, the written approval of Landlord shall be obtained. All exterior modifications and additions shall be architecturally harmonious with the Shopping Center buildings and, as to any addition to Tenant's main restaurant building, the existing building. All additions and improvements shall be at the approximate height of and construction of materials consistent with the Improvements as initially constructed. No exterior modification or addition which will affect the visibility of or access to the Shopping Center will be allowed.

Landlord's approval of Tenant's plans and specifications for any such changes, alterations or additions shall not be unreasonably withheld. Landlord shall be deemed to have reasonably withheld consent to any addition, modification or improvement requested by Tenant for any reasonable justification, including, without limitation, any of the following: (a) if the proposed improvements are inconsistent with any of the requirements Landlord's design criteria in effect on the date of the improvement; (b) if the proposed addition or modification will result in the breach of the terms and conditions of any lease, reciprocal easement or operating agreement, mortgage, or other agreement to which Landlord is a party; (c) if Landlord is not able to obtain the consent of any party to any lease, reciprocal easement or operating agreement, mortgage, or other agreement required before the proposed addition can be constructed; (d) if the proposed construction will result in the violation of any covenant, term or condition of this agreement including all then existing parking requirements;
(e) failure of Tenant to provide adequate evidence of financing for the improvements; (f) if Tenant fails to provide adequate financial security, including a payment bond, if requested, assuring payment of all contractors and suppliers supplying labor or materials for the improvement; (g) if at the time of the request, Tenant is in violation of any term or condition of this Agreement; or (h) with respect to any exterior addition or modification to the Premises if, in Landlord's judgment, the proposed modification or addition will either: i) impair the visibility of other Shopping Center buildings, signs, or properties adjacent to the Premises; ii) impede access in and around the Shopping Center or to properties adjacent to the Premises; iii) conflict with planned additions to the Shopping Center; iv) not be architecturally harmonious with and of the same quality as other buildings in the Shopping Center.

All such changes, alterations, additions and removals permitted hereunder and/or approved by Landlord shall be performed by Tenant at Tenant's sole cost and expense and in compliance with all Governmental Requirements. Nothing contained in this Article shall relieve Tenant of its obligations elsewhere set forth in this Lease.

SECTION 11.2. TENANT'S SIGNS. Tenant will not place or suffer to be placed or maintained anywhere on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord's written approval and consent. Signs shall be harmonious to the general exterior architectural treatment of the buildings in the Shopping Center and must comply with sign criteria specified by Landlord.

                       ARTICLE 12. REPAIRS AND MAINTENANCE

SECTION 12.1. TENANT'S OBLIGATION. Except for Landlord's obligations pursuant to the provisions hereof and the provisions of Section 24.4. hereof (relating to Landlord's obligation to maintain the Common Areas, including the Common Areas on the Premises), Tenant agrees, at its sole cost, and expense, that it will throughout the term of this Lease, take good care of the Premises and it will keep same in good repair, order and condition, and in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions, and that it will make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen. As used herein, the term, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality and utility value to the original work. Except for Landlord's Work and except as otherwise specifically required by Section 24.4 hereof, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations with respect to the Premises, and Tenant hereby assumes the full and sole responsibility for the condition, operation, repairs, replacement, maintenance and management thereof.

Tenant shall be responsible for maintaining in good order and repair and in a safe condition, and free of snow, ice, debris, or other obstruction, all sidewalks and walkways adjacent to the Premises which are not included in the Common Areas on the Premises. Tenant shall be required to repair and replace of walkways and service ways which may become out-of-repair or in a dangerous condition. Tenant shall also be obligated, at its sole expense, to maintain in a good and operational condition, the pond feature on the Premises, and fountain located thereon, and it shall at all times ensure that adequate levels of water are maintained, that the pond is free of noxious weeds visible from the Premises, and free of any organic or other material causing any noxious odor emanating from the pond. Tenant shall be solely responsible for safe access and use of the pond area and shall, at its expense, take any and all reasonable steps to prevent loss of life or personal injury as a result of the presence of the pond. Tenant shall at all times provide adequate drainage so that the pond and water feature does not flood onto the Common Areas or adjacent properties. Tenant shall, at its expense, maintain in good condition the landscaped areas adjacent to the Premises not included as part of the Common Areas on the Premises, including as applicable and without limitation, periodic mowing, watering, trimming, removal of rubbish, and replacement of plants, shrubs and tree, as may be necessary to keep the landscaped areas in first class condition.

SECTION 12.2. WASTE OR NUISANCE. Tenant shall not commit or allow to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant of the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Shopping Center.

           ARTICLE 13. GOVERNMENTAL REQUIREMENTS; INSURANCE STANDARDS

SECTION 13.1. GOVERNMENTAL AND INSURANCE REQUIREMENTS. Throughout the term of this Lease, Tenant agrees, at its sole cost and expense, that it will promptly comply in every respect with all Governmental Requirements now in force or that may be duly enacted hereafter, foreseen and unforeseen, whether or not compliance therewith shall require changes to the Improvements and whether or not such changes are structural or nonstructural, interior or exterior, ordinary or extraordinary or otherwise. Tenant also agrees, at its sole cost and expense, that it will promptly comply in every respect with all terms and provisions of its insurance policies covering or applicable to the Premises or any part thereof. Tenant agrees, at its sole cost and expense, that it will make all additions, repairs and alterations to the Premises, and other facilities thereon which are or hereafter may be required in order to comply with the foregoing. Tenant agrees, at its sole cost and expense, that it will also observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Premises. Tenant covenants and agrees to indemnify and save Landlord harmless from any penalties, damages, or charges imposed for any violation of the covenants and obligations of Tenant set forth in this Article, whether occasioned by neglect, omission or willful act of Tenant or any person upon the Premises by license or invitation of Tenant or holding or occupying the Premises or any part thereof under, or by right of, Tenant, unless caused primarily by the neglect, omission or willful act of Landlord or Landlord's contractors, agents or employees.

SECTION 13.2. TENANT'S RIGHT TO CONTEST. Tenant shall have the right to contest by appropriate legal proceedings, without cost or expense to Landlord, the validity of any law, ordinance, rule or regulation if such contest does not and would not: i) interfere with the use or occupancy of any other premises within the Shopping Center, or ii) subject Landlord to any fine or any civil or criminal penalty, or iii) result in a forfeiture or seizure of the Premises. In the event of any such contest, compliance with such law, ordinance, rule or regulation legally contested by Tenant may be postponed if permitted by law until the final determination of any such proceeding, provided that all such proceedings shall be prosecuted by Tenant with due diligence and dispatch.

SECTION 13.3. FIRE EXTINGUISHERS. Tenant agrees to install and maintain chemical extinguishing devices in and on the Premises as required by Governmental Requirements and, throughout the term of this Lease, Tenant shall keep such chemical extinguishing devices in good working order and repair and regularly cleaned and serviced.

                         ARTICLE 14. HAZARDOUS MATERIALS

SECTION 14.1. TENANT'S HAZARDOUS MATERIALS. Tenant covenants and agrees that Tenant shall at all times from and after delivery of possession of the Premises to Tenant, be responsible and liable for, and be in complete and strict compliance with, all "Governmental" laws, ordinances, rules and regulations relating to "Environmental Protection", "Environmental Matters" and "Industrial Hygiene" (as such terms are hereinafter defined) arising, directly or indirectly, out of the use of "Hazardous Materials" in, on, under or about the Premises or the Shopping Center by Tenant, its agents, servants, employees, licensees, contractors, subtenants and Concessionaires. The term "Governmental" as used herein shall include, without limitation, federal, state, and local governments, and political subdivisions and regulatory agencies of federal, state, and local governments. The term "Hazardous Materials" as used herein shall include, without limitation, whether now or subsequently listed in any Governmental listing or publication defining hazardous materials, substances defined as: "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; and any subsequent amendments thereto, or replacement statutes thereof and ordinances, rules and regulations adopted and publications promulgated pursuant to said laws. The terms "Environmental Protection", "Environmental Matters" and "Industrial Hygiene" as used herein shall include, without limitation, any matter which affects the environment or which may affect the environment, the use of sophisticated electrical and/or mechanical equipment, chemical, electrical, radiological or nuclear processes, radiation, sonar and sound equipment, use of lasers, and laboratory analysis and materials. Tenant shall be deemed to be (1) the person in control, (2) an operator of the Premises and (3) the person in charge with respect to the Premises for purposes of reporting requirements under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Tenant agrees (i) that should it or its agents, servants, employees, licensees, contractors, subtenants or Concessionaires know of the release or threatened release of any Hazardous Materials, in, on, under or about the Premises, including, without limitation, the release or threatened release of any Hazardous Materials in connection with Tenant's Work, or in connection with any alterations, replacements, installations, improvements and/or additions made by Tenant to the Premises or any part thereof during the Term of this Lease, that they will promptly notify Landlord of such release or threatened release, and (ii) that it will provide all warnings of exposure to Hazardous Materials in, on, under or about the Premises, as required by law, including, but not limited to, all laws hereinabove referred to in this Section 14.1, as the same may be amended from time to time, all ordinances, rules and regulations adopted and publications promulgated thereunder, and all future laws or case decisions to the same effect.

SECTION 14.2. COMPLIANCE WITH LAWS. Tenant further covenants and agrees, at its sole cost and expense, to procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and approvals issued by governmental agencies for Tenant's use of Hazardous Materials in, on, under or about the Premises. Tenant shall prior to any use of the Premises affecting Environmental Protection, Environmental Matters and Industrial Hygiene or involving the use of Hazardous Materials, in, on, under or about the Premises, notify Landlord in writing of the intended use of such Hazardous Materials and promptly provide Landlord evidence of compliance with all Governmental laws, ordinances, rules and regulations pertaining to such use. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in strict conformity with all applicable Governmental laws, ordinances, rules and regulations relating to Hazardous Materials, Environmental Protection and Industrial Hygiene.

SECTION 14.3. ENVIRONMENTAL AUDIT AND REMOVAL. Should Landlord in good faith have reasonable cause or suspicion to believe environmental conditions exist on the Premises, or should any environmental review be required by Landlord's prospective lender, purchaser, or investor in Landlord, Landlord shall have the right, upon written notice to Tenant ("Landlord's Notice"), at any time and from time to time during the Term of this Lease, including, without limitation, (i) prior to the expiration or earlier termination of the Term of this Lease, or (ii) in conjunction with a proposed assignment of this Lease or a proposed sublease of all or a part of the Premises requested by Tenant pursuant to the provisions of this Lease (in which event, Tenant's satisfaction of its obligations under this Section 14.3 shall be a condition precedent to Landlord's consent to any such proposed assignment or sublease), to require Tenant to cause an environmental audit and survey (the "Survey") to be made of the Premises, as soon as practicable, but in no event no later than sixty (60) days following Landlord's Notice, by an environmental consulting firm (the "Consulting Firm") approved and/or designated by Landlord to determine whether the Premises contains any Hazardous Materials. Such environmental audit and Survey shall be undertaken at Tenant's sole cost and expense unless the environmental audit and Survey was the consequence of the request of Landlord's prospective Lender, purchaser or investor, and no Tenant Installed Hazardous Materials are found in violation of legal requirements. In such case, Landlord shall be responsible for the cost of the environmental audit and Survey. Tenant shall, upon completion of such Survey, promptly furnish to Landlord a copy of such Survey prepared by the Consulting Firm. In the event said Survey shall disclose the presence of Hazardous Materials in, on, under or about the Premises, and if Landlord determines, based upon the original approved Plans for Tenant's Work, or on the basis of any subsequent plans and specifications submitted to Landlord pursuant to the terms of this Lease, or on the basis of other information and data available to Landlord, that the existence of said Hazardous Materials arose out of or is in any way connected with the construction, use, manufacture, storage, sale, release or disposal of Hazardous Materials or products containing Hazardous Materials by Tenant, its agents, servants, employees, licensees, contractors, subtenants or Concessionaires during the period of Tenant's occupancy of the Premises (the "Tenant Installed Hazardous Materials"), (i) Tenant shall, at its sole cost and expense, cause all of said Tenant Installed Hazardous Materials to be removed from in, on, under or about the Premises and transported from the Shopping Center for use, storage or disposal in compliance with all applicable laws by a hazardous materials abatement contractor (the "Abatement Contractor") licensed in the state in which the Shopping Center is located and approved by Landlord. In the event such removal and disposal of the Tenant Installed Hazardous Materials is performed by Tenant after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be occupying the Premises as a licensee at a monthly charge in an amount equal to average rent for the last twelve months of this Lease term, which sum shall be charged to Tenant by Landlord until the date Landlord receives certification from the Abatement Contractor that all Tenant Installed Hazardous Materials have been removed from in, on, under or about the Premises and transported from the Shopping Center for use, storage or disposal, or (ii) Landlord may, at its sole option upon written notice to Tenant, cause all of said Tenant Installed Hazardous Materials to be removed from in, on, under or about the Premises and transported from the Shopping Center for use, storage or disposal, in compliance with all applicable laws, by a hazardous materials abatement contractor selected by Landlord, in which event, the costs and expenses of such removal and disposal, as reasonably estimated by Landlord, shall be paid to Landlord by Tenant, as Additional Rent, within ten (10) days after receipt of an invoice therefor. In the event Tenant fails to timely perform its obligations under this Section 14.3, Landlord shall have the right (but shall not be obligated) to perform Tenant's obligations under this Section 14.3, in which event, Tenant shall pay to Landlord, as Additional Rent, promptly, upon demand, the costs and expenses thereof; provided, however, in the event Landlord performs Tenant's obligations hereunder after the expiration or earlier termination of the Term of this Lease, Tenant shall pay to Landlord, in addition to the foregoing costs and expenses, a monthly charge in an amount equal to the monthly charge determined pursuant to the provisions of this Section from the date of expiration or earlier termination of the Term of this Lease until the date Landlord has completed Tenant's obligations under this Section. Landlord and Tenant agree that the foregoing monthly charge represents a reasonable estimate of the financial losses suffered by Landlord by Tenant's failure to timely perform its obligations under this Section.

SECTION 14.4. NON-TENANT INSTALLED HAZARDOUS MATERIALS. Tenant shall have no responsibility for Hazardous Materials introduced by Landlord or Landlord's agents, employees and contractors (in their respective capacities as such herein "Landlord's Agents") or for Hazardous Materials existing on, above or under the Land prior to Landlord's delivery of the Land to Tenant pursuant to the terms of this lease, or for

Hazardous Materials existing in any other portion of the Shopping Center, or for Hazardous Materials that migrate to the Premises by air, groundwater or from any other property or that are released, discharged or transported on, under, in, above, to or from the Premises other than by Tenant or Tenant's Agents (collectively "Non-Tenant Installed Hazardous Materials").

SECTION 14.5. LANDLORD'S APPROVAL. Tenant shall not take any remedial action in response to the presence of Hazardous Materials in, on, under or about the Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any Claims [as such term is hereinafter defined in
Section 14.6 relating to Hazardous Materials] in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert Landlord's interest with respect thereto. This provision shall not apply to action taken as a result of an lawful directive of any governmental agency resulting from an emergency condition on the Premises, provided Tenant notifies Landlord of such action as soon as practicable.

SECTION 14.6. INDEMNITY. Without limiting anything contained in this Article 14, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, penalties, damages, costs and expenses, including without limitation, attorneys' fees and costs (collectively "Claims"), arising out of or in any way connected with the use, manufacture, storage, sale, release or disposal of Hazardous Materials or products containing Hazardous Materials by Tenant, its agents, servants, employees, licensees, contractors, subtenants or Concessionaires in, on, under or about the Premises during the period of its occupancy of the Premises including, without limitation; (i) any Claim by a federal, state or local Governmental agency or a private citizen arising out of or in any way connected with the environmental condition of the Premises; (ii) any Claim by any successor tenant, its agents, servants, employees, licensees, contractors, subtenants or Concessionaires, arising out of or in any way connected with the environmental condition of the Premises; and
(iii) the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith. The indemnity obligations of Tenant under this Section shall survive the expiration or earlier termination of the term of this Lease.

Landlord agrees to indemnify and hold Tenant harmless from and against any and all Claims arising out of or in any way connected with the use, manufacture, storage, sale, release or disposal of any Hazardous Materials or any products containing Hazardous Materials on or under the Land by Landlord or Landlord's agents, including without limitation: (i) any claim by a Governmental agency or a private citizen arising out of or in any way connected with the environmental condition of the Premises and (ii) the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith.

SECTION 14.7. LANDLORD'S REPRESENTATIONS. Landlord represents that it is not aware of any Hazardous Materials presently on or under the Land. Tenant agrees to undertake such examination of the Premises as it deems necessary and appropriate to verify the lack of Hazardous Materials thereon. Other than expressly provided in this Lease, Landlord makes no warranty regarding the condition of the Land.

                       ARTICLE 15. INSURANCE AND INDEMNITY

SECTION 15.1. CONSTRUCTION INSURANCE. Following the Delivery Date and at all times during the making of any improvements or other construction on the Premises by Tenant, or on Tenant's behalf, Tenant shall have and maintain in full force builder's risk insurance (completed value form, if available) and Workers Compensation insurance to the extent required by law. The limits of liability of such builder's risk insurance shall be not less than Two Million Dollars ($2,000,000.00) combined single limit for death, bodily injury and property damage. Prior to the commencement of any such work, Tenant shall provide Landlord a certificate of such insurance evidencing compliance with this section.

SECTION 15.2. TENANT'S LIABILITY INSURANCE. Tenant shall, during the entire period of its occupancy of the Premises, including the entire lease term and any occupancy of Tenant prior to the commencement of Tenant's obligation to pay rent, keep in full force and effect, at its own cost, a policy of public liability insurance with respect to the Premises and the business operated by Tenant and any of its subtenants, with a combined single limit of no less than $2,000,000.00, including independent contractor's coverage and liquor liability coverage. In addition, Tenant shall pay when due to the state worker's compensation fund all amounts required by law to be paid by Tenant, and in the event state law requires the procurement of worker's compensation insurance or similar insurance, Tenant shall keep in full force and effect a policy affording full statutory coverage at the statutory limits. All insurance shall be in one or more responsible companies qualified to do business in North Dakota and approved by Landlord, and a copy of the policy or a certificate of insurance shall be delivered to Landlord. Not more frequently than once each five years if, in the good faith opinion of Landlord's lender or Landlord's insurance agent, the amount of public liability insurance required hereunder is not adequate, Tenant shall increase its insurance coverage to the amount reasonably requested or required by Landlord.

SECTION 15.3. TENANT'S PROPERTY INSURANCE. Tenant agrees to maintain in full force during the term of this Lease, at its own cost and expense, (i) one or more policies of fire and extended coverage, vandalism, malicious mischief and sprinkler leakage insurance with "All Risks" endorsement, covering the Improvements, such insurance to be in an amount equal to the full replacement cost thereof less the cost of excavations, foundation, footings and underground tanks, conduits, pipes, pilings and other underground items. Except as otherwise provided in Article 16 hereof, the proceeds of such insurance shall be used to repair and/or replace the Improvements.

SECTION 15.4. INSURANCE REQUIREMENTS. All insurance required to be carried by Tenant hereunder shall insure Tenant and shall name, as additional insureds, Landlord and such other person or persons designated in writing by Landlord to Tenant that have an insurable interest in the Premises, as their respective interests may appear ("Landlord's Designee(s)"), and each policy shall contain a provision that it cannot be canceled or amended, insofar as it relates to the Premises, without at least fifteen (15) days prior notice to Landlord and Landlord's Designee(s).

SECTION 15.5. PROOF OF INSURANCE. A certificate of all insurance procured by Tenant in compliance with its obligations under this Lease shall be delivered to Landlord prior to the time such insurance is first required to be carried by Tenant, and thereafter at least ten (10) days prior to the expiration of any such policy. Any insurance required to be provided by Tenant under Section 15.2 of this Article may be provided by blanket insurance covering both the Premises and other properties or locations of Tenant if (i) such blanket insurance complies with all of the other requirements of this Lease, and (ii) the amounts payable to Landlord and/or Landlord's Designee(s) under such blanket insurance shall at all times be not less than the face amount of such blanket insurance, whether or not Tenant, as an insured, may be otherwise entitled to any proceeds of the policy, and (iii) the insurance protection to be provided hereunder for Landlord and Landlord's Designee(s) is not impaired or diminished by such blanket insurance or inclusion of Tenant as an insured thereunder. If Tenant shall provide blanket insurance in conformity with the foregoing, then the requirements herein for delivery of insurance policies by Tenant shall be deemed satisfied by Tenant's delivery of an underlying certificate(s) of such blanket insurance (in form reasonably satisfactory to Landlord) with respect to the insurance involved.

SECTION 15.6. INDEMNIFICATION. Tenant covenants and agrees to indemnify, defend and save Landlord harmless from and against any and all injury, loss, claims, actions, damages, liability, costs and expense including reasonable attorney's fees resulting from loss of life, personal or bodily injury, damage to property, or litigation arising from or out of any occurrence in, upon or at the Premises or the occupancy or use by Tenant of the Premises, or occasioned anywhere, wholly or in part, by any act, neglect, or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. Tenant shall be obligated to indemnify Landlord under this provision even if Landlord's negligence contributes to the loss, unless Landlord's negligence is greater than the combined negligence of Tenant, Tenant's sublessees and licensees, and that of their respective contractors, agents and employees. All of Tenant's general liability and property insurance policies shall contain a contractual liability endorsement insuring the performance by Tenant of this Section 15.6 as to liability for injury to or death of persons and injury or damage to property.

Landlord agrees to indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability, and expense including reasonable attorney's fees for which Tenant may be obligated to pay to an unrelated third party in connection with any loss of life, personal injury, and/or damage to property resulting from or arising out of the negligence or willful misconduct of the Landlord on the Shopping Center in connection with its operation or maintenance of the common areas (including the Common Areas on the Premises), parking areas, roads, walks and approaches to the Shopping Center, except that Landlord shall not be obligated to indemnify Tenant if either: (1) Landlord's negligence arises out of its failure to supervise, discover, or remedy any condition caused by Tenant, or Tenant's contractors, employees, servants or agents, or for which Tenant is responsible under the Lease; or (ii) Landlord's negligence arises out of its review of or consent to any work, construction or modification of the premises by Tenant or its agents; or (iii) the loss resulting from a claim of any employee of Tenant during the scope of his or her employment, which claim is covered by workers' compensation.

SECTION 15.7. LANDLORD'S INSURANCE. Throughout the term of this Lease, Landlord agrees to maintain in full force, at its own cost and expense, one or more policies of comprehensive general public liability and property damage insurance insuring against liability for death or injury to persons and/or damage to property of any person or persons in or about the Common Areas. The limits of liability of such insurance shall be not less than Two Million Dollars ($2,000,000.00) combined single limit for death, bodily injury and property damage. Upon request of Tenant, Landlord shall promptly deliver to Tenant a certificate(s) of insurance evidencing such liability and property damage insurance. Landlord's minimum insurance obligation under this provision shall increased by an amount corresponding with any increase in Tenant's liability insurance under Section 15.2.

SECTION 15.8. WAIVER OF SUBROGATION. Landlord and Tenant each hereby release and waive any and all rights of recovery from the other party and the officers, employees, agents and representatives of the other party, for loss of or damages which they may suffer to their person, business or property, or the property of others under their control, arising from any cause insured under any policy of insurance they may carry, to the extent such loss or damage is recoverable thereunder (an "Insured Loss"), and without regard to the negligence of the other party that may have contributed to the loss or damage. Tenant further agrees to release all other parties occupying space in the Shopping Center under Lease or operating agreement with Landlord, their officers, employees, agents and representatives from any and all rights of recovery from such other parties for any Insured Loss, provided that such party has a similar waiver waiving such claims it may have against Tenant in its Lease or operating agreement. Under no circumstances shall Landlord be obligated to obtain similar provisions in agreements with other occupants of the Shopping Center or incur any liability for the failure to procure or insure that other parties have similar provisions in their leases or operating agreements with Landlord.

SECTION 15.9. WAIVER OF CLAIMS AGAINST LANDLORD. Landlord, its agents and employees shall not be liable for, and Tenant waives all of claims for, loss or damage to Tenant's business (including loss of revenue or additional labor and expense) or damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence directly or primarily in or upon the Premises or the building of which it is a part, or any other area of the Shopping Center, including, but not limited to, claims for damage resulting from fire; any equipment, machinery or appurtenances becoming out of repair; injury done or occasioned by wind; any defect in or failure of plumbing, heating, ventilating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; broken glass; the backing up, overflowing or leaking of any sewer pipe or down spout; the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Premises; the escape of steam or hot water; water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near such building or this Premises or otherwise; the falling of any fixture, plaster, tile or stucco; and any act, omission or negligence of other tenants, licensees or of any other persons in or occupants of said building or of adjoining or contiguous buildings or of owners or occupants of adjacent or contiguous property of the Shopping Center. To the extent Tenant desires to be compensated for such claims, Tenant shall obtain insurance to cover losses to its property and business.

                       ARTICLE 16. DAMAGE AND DESTRUCTION

SECTION 16.1. TENANT'S OBLIGATION. Except as otherwise provided in Section 16.2 of this Article, if the Improvements are damaged or destroyed by fire, windstorm or other casualty during the term of this Lease (any such event herein a "Casualty"), then Tenant shall promptly repair and restore the same, at its sole cost and expense, to substantially the same or better condition as existed prior to such Casualty. The Improvements shall be repaired and restored in conformity with the Approved Plans, with only such changes as Landlord shall have approved in writing. Such repair and restoration shall be in compliance with all Governmental Requirements. Unless Tenant terminates this Lease pursuant to
Section 16.2, Tenant shall, during any period in which the Improvements are damaged or destroyed by Casualty, pay to Landlord all fixed minimum rent, Percentage Rent and other Additional Rents when due under this Lease. Percentage Rent for any period for which Tenant is not fully open for business shall be payable in an amount determined in accordance with Section 20.3.5, whether or not Tenant's failure to remain fully open is excused under this Lease as a result of the Casualty.

SECTION 16.2. RIGHT TO TERMINATE. Notwithstanding the provisions of Section 16.1 of this Article, (a) if the Improvements are totally destroyed by Casualty or
(b) if the Improvements are substantially damaged or destroyed during the last five (5) years of the term of this Lease, then Tenant shall have the option to either (i) repair and restore the Improvements in accordance with Section 16.1, or (ii) terminate this lease by giving Landlord notice thereof within thirty
(30) days following such Casualty, in which latter event this Lease shall terminate effective as of the date of such Casualty. If Tenant terminates this Lease pursuant to the preceding sentence, Tenant shall demolish and raze the remainder of the Improvements (except for any party wall and footings and foundation supporting any party wall if there exists an adjacent building which is not damaged or is to be restored), remove the rubble and debris, and properly compact the soil. Tenant's obligations under the preceding sentence shall survive any termination of this Lease pursuant to the provisions of this Section. In such event, insurance proceeds relating to the damage and destruction shall be applied first to reimburse Tenant for the reasonable cost of removing the Improvements and restoration of the site, and the balance distributed between Landlord and Tenant as follows: (i) Landlord shall receive the balance of the insurance proceeds times a fraction, the numerator of which is the number of months between the Commencement Date and the date of the casualty, and the denominator of which is 240, plus the number of months plus the number of months of any expired renewal term, plus the remaining number of months in any unexpired renewal term for which Tenant exercised its option to renew prior to the date of casualty; and (ii) Tenant will be paid the balance. If this Lease is not terminated pursuant to the provisions of this Section, then this Lease shall continue in full force and effect in accordance with all of the provisions hereof. If this Lease is terminated as provided in this Article, then Rent shall be paid up to the date of such termination and Landlord shall make a proportionate refund to Tenant of any rent paid by Tenant to Landlord in advance that shall not have been earned as of the effective date of termination.

                           ARTICLE 17. EMINENT DOMAIN

SECTION 17.1. TAKING OF ENTIRE PREMISES. If the entire Premises shall be taken by any public or quasi-public authority under any statute or under the power of eminent domain or by private sale to the condemning authority, or to its designee, under the threat of eminent domain (herein a "Taking"), then this lease shall automatically terminate as of the date Tenant is deprived of possession of or access to the Premises or the date title thereto vests in the condemning authority, or its designee, whichever date occurs first.

SECTION 17.2. PARTIAL TAKING. If there is a Taking of any part of the Premises so that the Premises, or the remainder thereof, is no longer usable for the purposes for which the Premises is hereby leased, and cannot be made reasonably adequate for such purposes by such repairs or alterations as Tenant is obligated to make pursuant to the provisions of this Article, as determined by Tenant in its reasonable and bona fide judgment, or if, as the result of a Taking, the Premises no longer has any access to public streets or roads contiguous to the Premises, or, if, as the result of a Taking, the available parking remaining thereafter is no longer adequate for the operation of Tenant's business at the Premises, then Tenant shall have the right to terminate this Lease on thirty (30) days notice to Landlord given within ninety (90) days after the date of such Taking.

SECTION 17.3. TENANT'S RENTAL OBLIGATION. If this Lease shall terminate or be terminated as provided in this Article, Rent shall be paid up to the earlier of the date that title vests in the condemning authority (or its designee) or the date Tenant is deprived of possession of or access to the Premises, and Landlord shall make an equitable refund of any Rent paid by Tenant to Landlord in advance that shall not have been earned as of such effective date of termination. In the event of a Taking that does not result in the termination of this Lease, then the Fixed Minimum Rent for the portion of the Premises remaining shall be reduced in the proportion that the area of the Premises subject to the Taking bears to the entire area of the Premises prior to such Taking. Tenant shall, at its sole cost and expense, make all necessary repairs and/or alterations to the Premises so as to constitute the portion of the Premises not subject to such Taking a complete architectural unit.

SECTION 17.4. CONDEMNATION AWARD. An amount equal to the costs incurred by Tenant for repairs and/or alterations to the Premises necessitated by such Taking, and the value of Tenant's leasehold interest in the Premises for the balance of the Lease term shall be paid to Tenant from any award or damages as the result of a Taking, and the remainder of any such award for damages, after reimbursement to Landlord and Tenant for their respective costs in prosecuting their respective claims in such action, shall be divided between Landlord and Tenant, as their respective interests may appear, in accordance with the applicable laws of the State; provided, however, Tenant shall not have, and it hereby waives, any claim against Landlord or against the condemning authority
(i) with respect to the value of the Land and (ii) for the value, if any, of the rentals due for under the unexpired term of this Lease.

SECTION 17.5. CONDEMNATION OF LESS THAN A FEE. In the event of a condemnation of a leasehold interest in all or a portion of the Premises without the condemnation of the fee simple title also, this Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord's right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest; it being understood, however, that during such time as Tenant shall be out of possession of the Premises by reason of such condemnation, this Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the Premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the fixed minimum rent and percentage rents provided for hereunder, and in addition to any other payments required of Tenant hereunder, an annual rent equal to the average annual fixed minimum rent and percentage rents paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced, Tenant agrees, upon request of Landlord, to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Tenant pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Tenant at the end of the term hereof or on restoration of possession to Tenant, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this Lease with respect to such rents and other sums except as the same shall be actually received by Landlord.

                      ARTICLE 18. ASSIGNMENT AND SUBLETTING

SECTION 18.1. LIMITATION ON RIGHT TO ASSIGNMENT. Except as otherwise provided in this Article and Article 22 hereof, Tenant shall not voluntarily or by operation of law or otherwise (i) assign or otherwise transfer this Lease or (ii) hypothecate or mortgage or otherwise encumber its leasehold interest in this lease or (iii) sublet the whole or any part of the Premises to any person (individually, collectively and in the alternative herein sometimes a "Transfer") without first obtaining in each instance Landlord's prior written consent thereto, which consent shall not be unreasonably withheld by Landlord. Tenant shall have the right, without Landlord's prior consent, to assign this Lease or to sublet the entire Premises to a party that (i) shall have a net worth immediately following any such Transfer at least equal to that of Tenant as of the date of this lease; or (ii) is Tenant's parent organization; or (iii) is a wholly-owned subsidiary of Tenant or Tenant's parent organization or (iv) is a corporation of which Tenant or Tenant's parent organization owns in excess of fifty percent (50%) of the outstanding capital stock; or (v) as a result of a consolidation or merger with Tenant and/or Tenant's parent organization, shall own all the capital stock of Tenant or Tenant's parent organization; provided that any such transferee shall continue to operate the Premises as a restaurant of the same kind and character as approved under this Lease (a "Related Party Transfer"). In consideration of Landlord's agreement contained in this Section, Tenant agrees to furnish Landlord, within ten (10) business days following Landlord's request therefor, written evidence reasonably satisfactory to Landlord that any such Transfer pursuant to the provisions of this Section is in compliance with the conditions precedent set forth herein that make Landlord's consent unnecessary with respect to any such Transfer pursuant to this Section.

SECTION 18.2. LANDLORD'S CONSENT. With respect to any proposed Transfer referred to in Section 18.1 of this Article where Landlord has agreed pursuant to the provisions of said Section that its consent shall not be unreasonably withheld, Landlord, in exercising such right of consent, shall be entitled to take into account any fact or factor which Landlord deems relevant to such decision, including, but not limited to any or all of the following: (i) whether the financial strength of the proposed assignee or sub-lessee (herein sometimes a "Transferee"), including the adequacy of its working capital, is sufficient to pay all expenses anticipated in connection with any remodeling and restocking of the Premises; (ii) whether the proposed Transferee has successful experience in the restaurant business; (iii) the quality and nature of the food and services offered for sale by the proposed Transferee and any other services offered for sale by the proposed Transferee in any other locations which it has, and the quality and nature of the food and services which such Transferee proposes to offer for sale in the Premises; (iv) diminution or potential diminution of percentage rent payable pursuant to this Lease as the result of such Transfer;
(v) the quality of the appearance of the Improvements resulting from any remodeling or renovation to be conducted by the proposed Transferee, and the compatibility of such quality with that of other improvements in the portion of the Shopping Center in which the Premises is located; (vi) whether the current net worth of the proposed Transferee is less than the greater of Tenant's net worth as of the date of this Lease or Tenant' s net worth at the date of Tenant's request for Landlord's consent to such Transfer; (vii) whether the proposed Transferee's use of the Premises conflicts with the Permitted Use;
(viii) whether the proposed Transfer would breach any covenant of Landlord with respect to radius, location, use or exclusivity in any other Lease, financing agreement or other agreement relating to the Shopping Center; and/or (ix) whether the annual amount anticipated to be expended by the proposed Transferee in advertising its business at the Shopping Center and/or whether the annual amount customarily expended by the proposed Transferee in advertising its other locations is less than the annual amount expended by Tenant in advertising its business at the Shopping Center. In addition, Landlord shall be entitled to be satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this lease would not be impaired or diminished by such Transfer. Tenant shall not have the right or power to request or enter into a Transfer (a) with any occupant of the Shopping Center or any prospective tenant with whom Landlord is contemporaneously negotiating for any premises within or adjacent to the Shopping Center, or (b) when there exists any default by Tenant in the performance or observance of any of the terms, covenants and conditions of this Lease or if there exists any such event which, with the passage of time and/or the giving of notice would constitute a default under this lease, or (c) unless Tenant has furnished to Landlord all of the information and documentation required and/or requested to be furnished to Landlord pursuant to the provisions of Section 18.1 of this Article. Should Landlord fail to deny consent under this provision within 20 days following receipt of all of the information required under Section 18.3, plus any other reasonable information Landlord requests within 10 days of Tenant's request for Landlord's approval to a proposed assignment.

SECTION 18.3. INFORMATION TO LANDLORD. If Tenant desires to enter into a Transfer pursuant to Section 18.1 of this Article (other than a Related Party Transfer), then Tenant shall give Landlord reasonable prior written notice thereof which notice shall include (i) the full particulars of the proposed Transfer, including the terms, conditions and the proposed effective dates, subleases, copies of any offers, draft agreements, letters of commitment or intent, and any other documents pertaining to such proposed Transfer, (ii) a description of the identity, net worth and previous retail business experience of the proposed assignee or sublessee (herein sometimes, as the case may be, a "Transferee"), including, without limitation, copies of the proposed Transferee's most recent income, balance sheet and change of financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form (if available in audited form) and certified as accurate by the proposed Transferee, and (iii) any further information relevant to the proposed Transfer which Landlord may reasonably request with respect thereto. If Tenant desires to enter into a Related Party Transfer, then Tenant shall give Landlord reasonable prior written notice thereof which notice shall include a description of the identity and net worth of the proposed Transferee, including a copy of the proposed Transferee's most recent balance sheet in audited form (if available in audited form) and certified as accurate by the proposed Transferee, and any further information which Landlord may reasonably request to evidence compliance with the conditions set forth in Section 18.1 of this Article pertaining to the making of a Related Party Transfer without Landlord's consent.

SECTION 18.4. CONSEQUENCES OF A TRANSFER; ASSUMPTION AGREEMENT. Except as otherwise hereinafter provided in this Section, any Transfer shall not relieve Tenant from any of Tenant's obligations under this Lease. No assignment of this Lease by Tenant shall be effective unless the assignee shall, at the time of such assignment or transfer, assume by written agreement delivered to Landlord as hereinafter provided, all of the terms, covenants and conditions of this Lease to be performed by Tenant and shall agree to be bound hereby. Tenant agrees to deliver or cause to be delivered to Landlord such assumption agreement executed by such assignee or transferee within fifteen (15) days following the effective date of any such assignment.

SECTION 18.5. CHANGE OF OWNERSHIP. If Tenant is a corporation, partnership, business trust, or other form of business association at any time during the term of this Lease, and there exists any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in the loss of or a change in the voting control of Tenant by the person or persons owing a majority of the voting control prior to such transfer, such change shall be considered a Transfer of this Lease under Section 18.1, and any such Transfer without the written consent of Landlord shall constitute an event of default under this Lease. The provisions of this Section shall not apply to a corporation whose entire outstanding voting stock is listed on a national securities exchange or to a corporation if at least eighty (80) percent of the entire outstanding voting stock is owned by another corporation whose entire outstanding voting stock is listed on a national securities exchange. A "national securities exchange", as referred to herein, shall have the same meaning as defined in the Securities Exchange Act of 1934, as amended.

SECTION 18.6. FURTHER TRANSFERS. Notwithstanding any Transfer, the provisions of this Article shall apply to all further Transfers.

SECTION 18.7. ASSIGNMENT OR TRANSFER BY LANDLORD. Landlord shall be entitled to sell, mortgage, pledge, or otherwise transfer its interest in the Premises or in this Lease without any restriction or limitation. In the event of the bona fide sale or other transfer of Landlord's interest in the Premises, the Landlord herein named (and in case of any subsequent transfers, the then grantor or transferor) shall have no further liability and obligations of Landlord hereunder, except any that may have accrued prior to the sale and transfer, and for any prepaid Rent and the Security Deposit, if any, that is not transferred or credited to such purchaser, assignee or transferee. In the event of a sale-leaseback transaction of the Premises wherein Landlord sells the Premises and simultaneously enters into a leaseback lease with the purchaser or its designee, Landlord shall still be deemed to be the Landlord hereunder, so long as this Leaseback lease is in full force and effect or, if terminated, so long as Landlord is the fee owner of the Premises.

                              ARTICLE 19. UTILITIES

Tenant shall pay or cause to be paid all charges for gas, fuel, electricity, sewer, water, heat, power, and other utilities, telephone or other communication service used by, rendered or supplied to, the Premises from and after the Effective Date and thereafter through the Termination Date, and Tenant shall indemnify and save Landlord harmless against any and all, expenses, liability and damages on account of such charges. Except as otherwise required with respect to Landlord's work, Tenant shall, at its sole cost and expense, procure any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, meters and other equipment and appliances for use in supplying any such services and facilities to and upon the Premises.

                        ARTICLE 20. DEFAULT AND REMEDIES

SECTION 20.1. EVENTS OF DEFAULT. Any one or more of the following occurrences shall constitute an event of default under this Lease by Tenant:

         (a) The failure of the Tenant to pay any fixed minimum rent, percentage rent, or additional rent of any kind or nature due hereunder within ten (10) days after written notice to Tenant that such amounts are past due;

         (b) The intentional falsification by the Tenant or an agent of the Tenant of any report required to be furnished to the Landlord pursuant to the terms of this Lease, or the repeated or intentional failure to document or record sales made on or from the Premises;

         (c) The bankruptcy or insolvency of the Tenant or any guarantor of this Lease, or the filing of any debtor proceedings, including petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of Tenants or any such guarantor's property, or the making or assignment for the benefit of creditors, or the petitioning or entering into an arrangement by the Tenant or any guarantor of this Lease;

         (d) Unless and to the extent excused by Section 27.2, the failure of Tenant to complete Tenant's Improvements required under Section 7.1.

         (e) The vacation or abandonment by the Tenant of the Premises contrary to the provisions of Section 8.2 for a period of sixty (60) days;

         (f) The taking by any party of this Lease by writ of execution or similar process;

         (g) The failure of the Tenant to keep or perform any of the terms, conditions, covenants or agreements of this Lease covenanted and agreed to be observed or performed by Tenant, not otherwise specified as a default or event of default, for more than 30 days after written notice of such default or violation shall have been given to Tenant, provided that if the default be of such a nature that it cannot be reasonably cured within said thirty day period, and Tenant shall in good faith have promptly commenced the curing of such default within such period, then Tenant shall be deemed not in default hereunder if it shall diligently proceed to cure such default within a reasonable grace period necessary to promptly cure the default. This provision shall not apply defaults listed in subparts (a) through (f) of this Section.

SECTION 20.2. REMEDIES FOR DEFAULT. In the event of the occurrence of an event of default, as defined in Section 20.1, in addition to all other rights and remedies available to Landlord under this Lease or under law, Landlord shall have the following remedies:

         20.2.1. At any time following an event of default, Landlord may, at Landlord's option, elect to terminate this Lease by written notice to Tenant specifying Landlord's intention to terminate this Lease, which notice may, but need not be, included in a notice of intention to evict or pleading in an eviction action. Notice of termination shall be served in the manner specified in Section 27.9, or any manner authorized for service of any pleading or notice of intention to evict. Following service of the notice of termination, Tenant shall have the right to reinstate this Lease by paying to Landlord all fixed minimum rent, percentage rent, additional rentals, late charges and all other fees and charges payable under this Lease and curing all other events of default under this Lease, by no later than 11:59 p.m of the tenth business day following either: i) personal delivery of notice of termination to Tenant's manager or assistant manager; ii) service of the notice of termination on Tenant by facsimile transmission; iii) the expiration of one full day after mailing of notice of termination; or iv) such later day as specified by Landlord in the notice of termination. For the purpose of this provision, a "business day" shall be each Monday through Friday, inclusive, but shall not include any federally recognized banking holiday for New Years, Christmas, Memorial Day, Independence Day, Fourth of July or Thanksgiving. Landlord shall be under no obligation to reinstate this Lease if Tenant fails to cure all events of default within the time and in the manner required herein.

Unless Tenant reinstates this Lease in the time and in the manner provided above, termination of this Lease will be effective, without further notice and without the necessity of any legal suit or action, upon the expiration of the period Tenant is allowed to reinstate this Lease. Delivery of Landlord's notice of termination under this provision is intended to satisfy any common law requirements relating to service of notice of default or demand for payment of rents prior to terminating a lease, and no further notice to quit, vacate, demand or legal process shall be necessary to terminate this Lease, whether or not any additional notice may be required by law as a condition to obtaining an order evicting Tenant from the Premises.

Following the effective time of termination, Tenant shall have no further interest in the Premises or in this Lease, or any right to rents or profits generated by Landlord from the Premises and, subject to Landlord's right to recover damages under Subsection 20.3.2, Tenant shall not be liable to Landlord for fixed minimum rent, percentage rent, or additional rents which first accrue after the effective date of termination. Rents and other charges paid to Landlord for the post-termination use or occupancy of all or any portion of the Premises shall not reduce Tenant's obligations to pay all rents and other charges which accrued prior to the effective date of termination. No attempt by Tenant to cure defaults under this Lease following expiration of the time to cure defaults shall be valid. Landlord's acceptance of rent following expiration of the period of curing a default shall not, unless otherwise agreed by Landlord in writing, constitute reinstatement of this Lease, and any post-termination rental payments received or recovered by Landlord shall be applied by Landlord to satisfy Tenant's obligations under this Lease, without affecting the termination of this Lease.

         20.2.2. At any time following an event of default, Landlord, shall, at its option, have the immediate right to re-enter the Premises, with or without legal process, and without terminating this Lease. Should Landlord elect to re-enter, it may take such steps as it deems necessary to secure the Premises and to exclude Tenant and its agents and employees therefrom; make such alterations and repairs as may be necessary in order to relet the premises; and relet the Premises or any part thereof, on behalf of Tenant, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Notwithstanding re-entry by Landlord, and until termination of this Lease, Tenant's obligations under this Lease shall remain in full force and effect and, unless Landlord has agreed to lease or otherwise convey all or any portion of the Premises, Tenant shall have the right to reinstate this Lease and retake possession of the Premises by curing all events of default and paying all late charges and legal fees due under this Lease. Any rents collected by Landlord following re-entry shall be applied as provided in subsection 20.3.3. To the extent that for any month after re-entry, but prior to termination, Landlord receives net rents, as defined below, in excess of Tenant's rental obligation for such month, the excess shall be held by Landlord as security for Tenant's future obligations to Landlord under this Lease, and upon satisfaction of those obligations, shall be applied to the reduction of Tenant's past due obligations to Landlord.

In the event, notwithstanding this provision, any court were to impose on Landlord the obligation to mitigate Tenant's damages subsequent to re-entry, Landlord shall not be required to give preference to reletting the Premises over any other vacancies in the Shopping Center, and Landlord may condition the reletting of the Premises on, among other reasonable conditions, any one or more of the following: i) the payment of a fair market rate of rent for the Premises, whether or not that rate is in excess of the amounts reserved to Landlord under this Lease; ii) the compliance by the prospective tenant with the use clause and all other material covenants and agreements in this Lease (except those which cannot legally be performed by anyone other than Tenant); iii) the making of repairs and improvements to the Premises necessary to place it in first-class condition; iv) acceptance of the Tenant by all mortgagee(s) with an interest in the Premises; v) the provision of a security deposit or guaranty; or vi) the satisfaction of all requirements Landlord could impose as a condition to approving Tenant's assignment of this Lease to any other party under Sections
20.6 or Article 18 of this Lease. Re-entry by Landlord solely for the purpose of securing the Premises and without any effort by Landlord to relet the Premises after Tenant's abandonment or vacation of the Premises, shall not impose any obligation on Landlord to mitigate damages.

SECTION 20.3. RECOVERY OF RENT AND DAMAGES. In addition to all other rights and remedies of Landlord provided by law and under this Lease, following an event of default, Landlord shall have the right to recover under this Lease from Tenant, Tenant's successors and assigns, any guarantor of Tenant's obligations, and any other party liable for Tenant's obligations under this Lease the following amounts:

         20.3.1. Fixed minimum rent, percentage rent, additional rents, and late charges, legal fees, and all other charges owing by Tenant to Landlord under this Lease prior to the effective date of termination or re-entry; plus,

         20.3.2. Damages subsequent to termination of this Lease equal to the excess of all fixed minimum rent, percentage rent (computed under subsection 20.3.5), and additional rents reserved under this Lease, reduced to present value as of the effective date of termination, over the rental value of the Premises from the effective date of termination to the end of the remaining term of this lease, computed after deducting Landlord's costs of reletting the Premises; plus,

         20.3.3. For any period subsequent to re-entry but prior to termination of this Lease, fixed minimum rent, percentage rent (computed under subsection 20.3.5), additional rents, late charges, legal fees and other charges reserved under this Lease, as defined below, accrued as of the date of judgment, less the rentals received by Landlord from the reletting of all or any portion of the Premises, reduced by Landlord's costs of reletting the premises, including, but not limited, to leasing commissions, brokerage fees, costs of repairs, improvements or modifications made to the Premises, legal fees, and other costs incurred by Landlord in reletting the Premises; plus,

         20.3.4. All direct and foreseeable consequential damages, cost, expense, or loss suffered by Landlord as a proximate result of the breach by Tenant of any provision of this Lease for which Landlord is not fully compensated under subsection 20.3.1.

         20.3.5. For the purpose of determining the Tenant's obligation to pay percentage rent following termination of this Lease, re-entry by Landlord, damage or destruction to the Premises, or any failure of Tenant to remain continuously open for business in the manner required by this Lease, percentage rent shall be determined on the basis of Tenant's average gross sales from either: i) the Rent Commencement Date to the date Tenant's gross sales were last reported to Landlord prior to the date of termination, re-entry or failure to open (the "Final Reporting Date"); ii) the three full calendar years preceding the Final Reporting Date, whichever period is shorter. Present value of future rents under subsection 20.3.2 shall be computed on the basis of an interest rate of six percent (6%) per annum. Tenant's liability for additional rents (exclusive of percentage rent) subsequent to termination of this Lease, shall be determined by multiplying the monthly additional rent payable at the date of termination, times the number of months remaining in this Lease term, without any reduction for present value, it being agreed that inflationary increases in such costs for future years fully negate the need for present value reductions.

SECTION 20.4. INTEREST ON AMOUNTS OVERDUE. If any installment of fixed minimum rent, percentage rent, or additional rents, or any other amounts due hereunder from Tenant to Landlord shall not be received by Landlord within ten (10) days after the amount is due, Tenant shall pay the Landlord interest on the unpaid balance overdue at a rate equal to the maximum amount permitted to be charged by the Landlord to the Tenant under North Dakota law, or one and one-half percent (1 1/2%) per month on the overdue balance, whichever is less, plus any attorney's fees and other costs of collection as provided in this Lease. The charging or acceptance of such interest by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

SECTION 20.5. LEGAL EXPENSE. If any case, suit or proceeding shall be brought by Landlord for recovery of possession of the Premises, or recovery of any rents or any other amount due under this Lease, or otherwise as the result of the breach by Tenant of any other obligation under this Lease, and if such a breach shall be established, Tenant shall be required to pay to Landlord all expenses incurred as a result thereof, including reasonable attorney's fees. Tenant shall have a right to collect such fees and expenses from Landlord in case of an established breach of a written covenant required on the part of Landlord to be performed hereunder following the written notice to Landlord of such breach, and not resulting from a good faith dispute as to the terms of this Lease or Landlord's duties hereunder.

SECTION 20.6. BANKRUPTCY OF TENANT. It is understood and agreed that this is a Lease of real property in a Shopping Center as such a Lease is described in
Section 365(b)(3) of the Bankruptcy Code, or corresponding future provision. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (a) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (b) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all fixed minimum rent, additional rent and other charges otherwise due pursuant to this lease and to pay percentage rent monthly at the percentage set forth in this Lease on all sales during such month, less minimum rent actually paid in such month; payment of all such percentage rent to be made by the 15th of the succeeding month; and (c) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty
(120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (d) to give Landlord at least forty-five
(45) days prior written notice of any proceeding relating to any assumption of this Lease; and (e) to give Landlord at least thirty (30) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and (f) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (g) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (h) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above.

No default of this Lease by Tenant, either prior to or subsequent to the filing of such petition, shall be deemed to have been waived unless expressly done so in writing by Landlord. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; and (2) the deposit of an additional sum equal to three (3) months' rent to be held as a security deposit under the terms of this Lease; and (3) the use of the Premises as set forth in Article 8 and all other sections of this Lease; (4) that the quality, quantity and/or lines of food, beverages and services required to be offered for sale shall be unchanged; and
(5) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background, including, but not limited to, substantial restaurant and beverage experience and the financial ability to operate a restaurant establishment out of the Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (6) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (7) no physical changes of any kind may be made to the Premises unless in compliance with the applicable provision of this Lease.

SECTION 20.7. WAIVER OF DEFAULT. The waiver by Landlord of the breach of any of any term, covenant or condition herein contained, or the doing of any matter or payment of any sum by Landlord not required of Landlord by the terms hereof shall not be deemed to be a waiver or amendment of that term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any existing or preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding or existing breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

SECTION 20.8. OPTION TO CURE DEFAULT. Landlord may, at its option, elect to cure at any time, without notice, (except as otherwise provided), any default by Tenant under this Lease; and whenever Landlord so elects, and if not otherwise expressly provided for in this Lease, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorney's fees, together with interest on the amount of costs and expenses so incurred at the rate of eighteen per cent (18%) per annum or the highest legal rate provided by law to be charged to Tenant, whichever is lower, shall be paid by Tenant to Landlord on demand, and shall be recoverable as additional rent.

SECTION 20.9. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 20.10. REMEDIES CUMULATIVE. All remedies provided by Landlord under this Lease are intended to be cumulative, and any one or more may be exercised by Landlord, at its option. The exercise by Landlord of any remedy reserved to Landlord under this Lease or provided by law is not intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute.

                        ARTICLE 21. SURRENDER OF PREMISES

SECTION 21.1. TENANT'S OBLIGATIONS. At the expiration of Tenant's right to possession of the Premises, whether by expiration of the term of this Lease, abandonment of the Premises by Tenant, or as a consequence of the occurrence of an event of default, Tenant shall surrender to Landlord the Premises, including all Improvements, in good condition and order, ordinary wear and tear and damage by unavoidable casualty excepted, and shall return all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall, at its expense, remove all its trade fixtures, furniture, and signs before surrendering the Premises and shall repair any damage to the Premises caused thereby. The provisions of this Article shall survive the expiration or termination of this lease.

SECTION 21.2. DAMAGES FOR FAILURE TO SURRENDER PREMISES. In the event that Tenant fails to surrender the Premises to Landlord at the time and in the manner required by Section 21.1, Tenant shall pay Landlord the amount of rents due under this Lease, or the rental value of the Premises for such period, whichever is greater, plus Landlord's damages suffered as a consequence of the breach, including, without limitation, loss of rents and any amounts paid as the result of the entry of a judgment or settlement of any claim asserted against Landlord caused by Tenant's breach of this Article 21. Any party to whom Landlord may lease, license or otherwise convey the Premises following termination of this Lease, is an intended beneficiary of Section 21.1 and shall be entitled to bring a direct action against Tenant to recover any damages it may suffer as a consequence of Tenant's breach of this Article 21.

SECTION 21.3. HOLDING OVER. Any holding over after the expiration of the term of this Lease, without the consent of the Landlord shall, unless otherwise agreed by the parties in writing, be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

                         ARTICLE 22. LEASEHOLD MORTGAGE

SECTION 22.1. TENANT'S RIGHT TO MORTGAGE LEASEHOLD. Tenant shall have the right, without Landlord's consent, to grant a mortgage, a deed of trust or other security interest in its leasehold interests under this Lease (herein individually, collectively or in the alternative a "Leasehold Mortgage") to a lender (herein a "Leasehold Mortgagee"), provided that at the time of making any such Leasehold Mortgage, Tenant is not then in default of its obligations under this Lease. Notwithstanding anything contained herein, it is understood and agreed that any such Leasehold Mortgage given by Tenant shall not become a lien or extend to or affect the estate or interest of Landlord in and to the Premises or any part thereof. A Leasehold Mortgage shall not be binding upon Landlord in the enforcement of Landlord's rights and remedies under this Lease and as provided by law, and, except as otherwise agreed by Landlord with any proposed Leasehold Mortgagee, Landlord shall not be deemed to have any notice thereof and none of the obligations imposed on Landlord under Section 22.2 shall apply unless and until a true copy of the original of each instrument creating and affecting such Leasehold Mortgage, and written notice containing the name and mailing address of the Leasehold Mortgagee, shall have been delivered to Landlord, notwithstanding any other form of notice, actual or constructive, which may occur or be claimed to have occurred, and unless the Leasehold Mortgage or other written agreement to which the Leasehold Mortgagee is a party shall contain, or be subject to, substantially the following provision for the benefit of Landlord:

         "The Leasehold Mortgagee waives all right and option to retain and apply the proceeds of any insurance or the proceeds of any condemnation award toward payment of the sum secured by the Leasehold Mortgage to the extent such proceeds are payable to the Landlord or are required to be used for the repair or restoration of the premises in accordance with the provisions of the Lease on which the Leasehold Mortgage is a lien."

SECTION 22.2. COVENANTS FOR BENEFIT OF LEASEHOLD MORTGAGEE. If the provisions of
Section 22.1 of this Article shall have been complied with, then so long as such Leasehold Mortgage shall remain in effect, the following shall apply:

         (a) There shall be no agreement for the cancellation or surrender of this lease without the prior consent in writing of the Leasehold Mortgagee but this subparagraph shall not prohibit Landlord from terminating this lease as herein provided as the result of a default by Tenant of any of its obligations under this Lease which is not cured within the applicable notice and grace period.

         (b) Landlord shall, upon mailing Tenant any notice of default or notice of termination pursuant to the provisions of this Lease, mail a copy of such notice to the Leasehold Mortgagee at the address last furnished to Landlord, and such Leasehold Mortgagee shall thereupon have the right to cure such default, if susceptible of being cured, within the time permitted to Tenant under this Lease to cure such default, and if so cured, same shall be effective to prevent a forfeiture of Tenant's rights hereunder as if such default had been cured by Tenant; provided that if any non-monetary default is capable of being cured, but due to the nature of the non-monetary default, such cure cannot be accomplished with due diligence within the applicable period elsewhere provided in this Lease, the Leasehold Mortgagee shall have such additional time to cure such non-monetary default as may be reasonably necessary to effect a cure thereof with due diligence. Notwithstanding the foregoing provisions of this Section, the Leasehold Mortgagee shall not be liable to Landlord as an assignee of this Lease unless and until such Leasehold Mortgagee shall acquire the rights of Tenant hereunder through foreclosure or other appropriate proceedings in the nature thereof, or if such holder enters into a new Lease with Landlord as hereinafter provided in this Article, or as a result of any other action or remedy provided for by such Leasehold mortgage or which may otherwise be provided by law.

SECTION 22.3. TERMINATION OF LEASE. In the event that any default by the Tenant in the performance or observance of the terms, covenants or conditions of this Lease is not susceptible of cure, Landlord agrees that if it terminates this Lease by reason of any such default, it will enter into a new lease of the Premises with the Leasehold Mortgagee or its nominee for the balance of the term of this Lease remaining as of the date of termination, effective as of the date of such termination, at the same Rent and upon all the same terms, covenants and conditions herein contained, subject only to the rights, if any, of any parties then in possession of the Premises, provided (i) that the Leasehold Mortgagee shall make written request upon Landlord for such new lease within twenty (20) days after the date of such termination, and such written request is accompanied by payment to Landlord of all sums then due to Landlord under this Lease; (ii) that the Leasehold Mortgagee or its nominee shall pay to the Landlord at the time of its execution of such new lease any and all sums which would, at the time of execution, be due pursuant to this Lease but for its termination; (iii) that the Leasehold Mortgagee or its nominee shall further remedy the conditions, if any, which the Tenant under this Lease was obligated to perform (or shall promptly commence such remedy and diligently prosecute same to completion); (iv) that Landlord shall not warrant possession of the Premises to the Leasehold Mortgagee or its nominee; (v) that any such new lease shall contain substantially the same provisions of this Lease; and (vi) that the tenant under such new lease shall have the same right, title and interest in and to the Improvements as Tenant had under this Lease. Notwithstanding anything to the contrary contained herein, in the event the Leasehold Mortgagee or its nominee enters into a new lease with Landlord in accordance with the foregoing provisions of this Section, the Leasehold Mortgagee or its nominee shall have the right to assign all of its interests in this Lease, subject to Landlord's prior consent which shall not be unreasonably withheld or delayed if such assignee has a positive net worth as of the date of such assignment and for the six (6) month period immediately prior to such assignment at least equal to that of Tenant as of the date of this Lease. Notwithstanding any such consent by Landlord, any such assignment shall not be effective until receipt by Landlord of an executed assumption agreement from such assignee in accordance with the provisions of Section 18.4 hereof. Upon Landlord's receipt of such assumption agreement, the Leasehold Mortgagee (or its nominee) shall be released and relieved of all obligations on the part of the tenant under such lease accruing from and after the effective date of such assignment. Further notwithstanding any assignment of this Lease pursuant to this Section, the provisions of Article 18 shall apply to all further assignments and/or subletting.

                         ARTICLE 23. ACCESS TO PREMISES

SECTION 23.1. POSTING NOTICES. Provided Landlord gives Tenant or Tenant's manager at the Premises reasonable prior notice thereof, Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times (which times shall be selected to minimize interference with Tenant's business) for the purpose of serving or posting or keeping posted thereon any notices required by federal and State laws and for such other lawful purpose which Landlord may deem reasonably necessary or appropriate for the protection of Landlord or its interest in the Premises and/or for the purpose of inspecting the Premises.

SECTION 23.2. PROSPECTIVE PURCHASERS. Landlord shall have and is hereby given the right to enter the Premises at reasonable times for the purpose of exhibiting the same to prospective purchasers or mortgagees, provided that Landlord gives Tenant or Tenant's manager at the Premises reasonable prior notice before any such entry and further provided that any such entry will occur at times that shall be selected to minimize interference with Tenant's business.

SECTION 23.3. LANDLORD'S ACCESS TO COMMON AREAS ON THE LAND. Landlord shall be authorized to install, maintain, repair and replace utility facilities, such as water, gas, electric and telephone lines and underground storm and sanitary sewers in the Common Areas on the Premises. Construction of any such utility facilities shall be undertaken at the sole cost and expense of Landlord, and at such times and in a manner so as to minimize any loss of access to the building on the Premises. Any damage occasion to the Premises by reason of the installation, maintenance, repair, or replacement of such utilities on the Land shall be repaired by Landlord. Nothing contained in this provision shall require Landlord to construct, modify, or repair any utilities servicing the Premises.

                            ARTICLE 24. COMMON AREAS

SECTION 24.1. ACCESS TO COMMON AREAS. Tenant and Tenant's agents, employees, patrons and invitees shall have the right, in common with other tenants of the Shopping Center and occupants of adjacent land subject to cross-easements and operating agreements, to use the Common Areas, as Landlord shall, from time to time, deem appropriate for the Shopping Center and in accordance with their intended purposes. Except for those portions of the Common Areas located on the Premises, Landlord shall have the right, at any time and from time to time, to change the size and/or location and/or elevation and/or nature of the Common Areas, or any part thereof, including, without limitation, the right change the boundaries or sell Common Areas, to construct buildings and/or other structures on Common Areas, and once each calendar year, to erect barriers, for the purpose of blocking off access to the Common Areas in order to avoid the possibility of dedicating the same for public use or creating prescriptive rights therein, provided that the same (i) shall not materially and adversely affect access to and visibility of the Premises and (ii) shall not materially reduce the parking available on or immediately adjacent to the Premises.

SECTION 24.2. COMMON AREAS ON THE PREMISES. The Common Areas on the Premises, as defined in Section 1.9, shall be included as part of the Common Areas of the Shopping Center and Landlord, its respective tenants, subtenants, contractors, subcontractors, concessionaires, licensees, invitees, and the respective officers, employees, agents, and customers of each, shall have the non-exclusive right, privilege, and easement to use the Common Areas on the Premises, including all parking areas, sidewalks, walkways and landscaped areas within said Common Areas on the Premises, in common with Tenant, its agents, employees and invitees. At all times during the term of this Lease, free access between the Premises and the Shopping Center at the locations provided on the Approved Plans, shall not be impeded and will be maintained. Tenant shall make no alteration or change in the Common Areas on the Premises without Landlord's consent.

Landlord reserves the right, during the term of the Lease, to (i) install, replace, maintain, and use utility lines, conduits, and facilities (including without limitation, storm sewer, sanitary sewer, water, gas, electric, telephone, cable, and other telecommunications lines); (ii) place a Shopping Center sign at the location specified in Exhibit 2; and (iii) redesign and re-landscape the green space included in the Common Areas on the Premises. (together items (i), (ii) and (iii) the "Permitted Facilities"), and to grant to third parties the non-exclusive right, easement, and license to install, replace, maintain and use Permitted Facilities, on, under or across any portion of the Shopping Center outside the Premises, and within the Common Areas on the Premises, and the water feature on the Premises, together with a right of ingress and egress and other rights appurtenant thereto. Landlord shall not permit Permitted Facility located on the Premises to interfere with the access or visibility to building on the Premises; or affect the use or function of any of the Common Areas on the Premises or result in any additional expense to Tenant. Further, Landlord shall cause all work relating thereto to be done in a time and a manner which will not minimize interference with the business of Tenant. Cost of construction and maintenance of any of the foregoing shall be without expense to Tenant. Tenant shall, within 15 days after request by Landlord, which request shall set forth in reasonable detail, the reason why such easement is required by Landlord, execute, acknowledge, and deliver to Landlord such instruments as may be required to grant such easements and otherwise give effect to this provision, provided Tenant shall have the right to exercise reasonable discretion as the location of such easements so as to minimize interference with the operation of the Premises. Tenant may impose reasonable requirements regarding location and screening of Permitted Facilities.

SECTION 24.3. COMMON AREA RULES AND REGULATIONS. With respect to Tenant's use of the Common Areas, including the Common Areas located on the Premises, Tenant agrees at all times during the term of this Lease, at its sole cost and expense, to comply with and cause its employees, contractors and invitees to comply with:

         24.3.1. Uniform and non-discriminatory rules and regulations established by Landlord, from time to time, in the Shopping Center relating to the storage, removal and disposal of rubbish and trash, and Tenant shall confine its rubbish in containers located upon the Premises so as not to be visible to the public except for containers Tenant shall make available for customer use, but nothing contained herein shall prohibit Tenant from utilizing a sanitation contractor of Tenant's choice for the mashing, removal and disposal of rubbish and trash from the Premises; and

         24.3.2. All reasonable rules and regulations established now or hereafter by Landlord from time to time during the term of this Lease for the preservation and promotion of safety, health, property and the maintenance of good order within the Shopping Center, so long as the same are not discriminatory with respect to Tenant, but Landlord shall, except in case of emergency, give Tenant at least fifteen (15) days prior notice of the establishment of any new rules and regulations or modifications of any rules and regulations. Tenant shall pay all reasonable fines and comply with all reasonably penalties which may be imposed by Landlord for violations of the rules and regulations tenants and\or adjacent areas of the Shopping Center.

         24.3.3. Regulations restricting Tenants officer and employees from parking their respective automobiles, trucks and other vehicles only in such parking places in the Common Areas, (except for Common Areas located on the Premises) as may be designated by Landlord from time to time as the employee parking area. Upon request of Landlord, Tenant agrees to furnish Landlord with the motor vehicle license numbers assigned to the vehicles of Tenant and Concessionaire, subtenants and their respective officers, agents and employees and licensees.

SECTION 24.4. MAINTENANCE OF COMMON AREAS. Except as provided in Section 12.1, all Common Areas, including the Common Areas located on the Premises, whether or not constructed by Tenant, shall be maintained by Landlord throughout the term of this Lease in good repair, order and condition, and in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions, and Landlord shall make all necessary repairs thereto and replacements thereof. Landlord shall have the right to delegate, in whole or in part, the performance of any of Landlord's rights and/or obligations under this Article to any other party as Landlord may from time to time determine and to do and perform such acts in, to and with respect to, the Common Areas as Landlord shall reasonably determine to be necessary or appropriate for the management, maintenance, and operation of the Shopping Center. Nothing contained in this section shall be construed to require Landlord to repair any utility or service lines servicing the Premises even though they are located in the Common Area located on the Premises, which lines are to be maintained solely by Tenant at its expense. In the event Tenant is required to excavate any portion of the Common Areas on the Premises to repair or replace such service lines, it agrees that all such construction shall proceed so as to minimize loss of parking and inconvenience to patrons of the Shopping Center and to make all necessary repairs to the Common Areas caused by such construction.

SECTION 24.5. COMMON AREA COST DEFINED. As used herein, "Common Area Costs" means all costs and expenses of every kind and nature as may be paid or incurred by Landlord in operating, managing, equipping, lighting, repairing, replacing, cleaning and maintaining the Common Areas and facilities specifically including, without limitation, gardening and landscaping, the cost of all Landlord's insurance for Common Areas, including property and liability insurance, with all endorsements, and any other insurance carried by Landlord for the Common Areas, personal property and real estate taxes and assessments on the Common Areas, including the cost of negotiating or contesting such taxes, as well as taxes in lieu thereof, costs of acquisition and maintenance of Common Area furnishings, general maintenance and repairs of Common Areas, costs of signs, resurfacing, repair and replacement of paving curbs, walkways, parking lots, sidewalks, striping parking lot, lighting, pest control, water and sewage, utilities, sanitary control, drainage, removal of snow, surface water, ice, and refuse; reasonable rental value of warehouse and storage facilities for equipment serving Common Areas, cleaning, operation of loud speakers, modifications in common areas required by law or for the health and safety of occupants of the Shopping Center, depreciation on machinery and equipment used in such maintenance, repair or replacement of on-site water lines, irrigation system, sanitary sewer lines and storm water lines serving the Common Areas property, the cost of personnel to implement such services, in directing parking, policing the Shopping Center; costs of any independent audit by a certified public accountant of common area charges, traffic consultants, telephonic alert system, inspecting, fidelity bonds for personnel, fees for permits, and administrative costs equal to fifteen percent (15%) of the total costs and expense paid or incurred by Landlord under this section, but there shall be excluded costs of depreciation of the original cost of constructing the Common Areas. Landlord shall be authorized to amortize the costs of repairs, replacements and improvements made to Common Areas, with interest at a rate not to exceed 3% more than the prime rate reported by the Wall Street Journal at any time within two months of the completion of the repair, replacement or improvement, over the useful life of the repair, replacement or improvement, or such shorter time as may be selected by Landlord.

Notwithstanding anything contained herein to the contrary, Common Area Costs shall not include i) depreciation and amortization of the original Shopping Center improvements; ii) costs and expenses incurred in connection with leasing space in the Shopping Center, including real estate brokerage commissions; iii) legal fees incurred in leasing or in disputes with tenants or related to acquisition, development, financing, improvement of or leasing the Shopping Center; iv) costs of construction allowances provided to other tenants; v) financing or refinancing costs, or interest or principal payments on any mortgage or deed of trust or any ground lease payments; vi) any cost of expenditure for which Landlord is fully reimbursed by other tenants (other than tax contributions or common area costs contributions); vii) to the extent previously included in any common area charge assessed to Tenant, the net proceeds allocable to the common areas or equipment used in connection with the common areas, recovered by Landlord under either a policy of insurance or contract or warranty claim; viii) charitable contributions; ix) overhead and profit paid to subsidiaries or affiliates of Landlord for management services or materials, but only to the extent that the costs of such items exceeds a reasonable charge for materials or services of similar quality, availability and reliability; (x) management fees and accounting costs are to be reimbursed by the percentage fee set forth below, and shall not be separately assessed.; (xi) advertising and promotional fees except as provided for in Article 25 of this Lease; Landlord shall not be permitted to recover more than the actual out-of-pocket cost paid by Landlord for common area costs, plus an administrative surcharge of fifteen percent (15%). Landlord agrees that there shall be no duplications of any common area costs.

SECTION 24.6. APPORTIONMENT OF COMMON AREA COST. Tenant shall pay to Landlord as additional rent, in addition to the minimum, percentage, and all other rents specified in this Lease, "Tenant's Share" of the Common Area Costs defined in
Section 24.5. "Tenant's Share" shall be determined by taking the total of all Common Area Costs reduced by the contribution to Common Area Costs, if any, made by stores or other occupants of: i) buildings with an area greater than 50,000 square feet; ii) buildings on land subject to a reciprocal easement and operating agreement with Landlord; or iii) free-standing structures constructed at a tenant's expense on land ground leased from Landlord; (hereinafter collectively referred to as the "Major Stores"), multiplied by a fraction, the numerator of which is the floor area of Tenant's building on the Premises and the denominator of which is the average square foot interior leasable floor area of the entire Shopping Center for the applicable period, exclusive of the area of the Major Stores. Landlord represents and other freestanding Tenants occupying pad sites in the Shopping Center not attached to the Shopping Center mall and which have Landlord maintain the common areas adjacent to their premises, currently pay common area costs in a manner substantially similar to that provided in this Lease.

SECTION 24.7. PAYMENT OF COMMON AREA CHARGES. Common area charges shall be paid by Tenant in monthly installments on the first day of each month, in advance, in an amount estimated by Landlord. From time to time, but no less often than once each Lease Year, Landlord shall furnish Tenant a statement in reasonable detail of the actual common area operating costs and expenses paid or incurred by Landlord during such period, prepared in accordance with sound accounting principles. Tenant shall pay within 15 days after billing the deficiency, if any, between Tenant's actual pro rata share of common area costs and the amounts paid by Tenant, and in the event of any overpayment by Tenant, Landlord shall credit the overpayment to Tenant's future rental obligations under this Lease to the end that Landlord shall receive the entire amount of Tenant's pro rata share of such costs and expenses for such period and no more.

Landlord's books and records compiled with respect to Landlord's common area expenses shall be subject to audit on 10 days notice by Tenant, provided that no such audit shall occur during the months of January through April and no more than one audit shall be allowed for any calendar year. Landlord agrees to cooperate with any such audit and shall maintain complete books and records in accordance with generally accepted accounting principles, consistently applied for the same period as required for federal income tax reporting purposes. Such audit(s) shall take place within three (3) years after such charges are due in accordance with the terms hereof. If it shall be determined as a result of such audit(s) that Tenant has overpaid any of such charges, Landlord shall promptly refund to Tenant the amount of such overpayment. Landlord agrees to provide Tenant with copies of documentation and calculations relating the common area charges assessed to Tenant, provided that Tenant pays a reasonable copying charge for the same. Such information shall be retained in confidence by Tenant.

                        ARTICLE 25. MERCHANTS ASSOCIATION

Tenant agrees, for the express benefit of Landlord and the West Acres Shopping Center Merchants Association, Inc., (or successor) a nonprofit corporation, to join and maintain active membership and good standing in said Association all during this Lease term, to pay all fees, dues and assessments as may be established from time to time in accordance with its rules, regulations and bylaws, to comply with the provisions thereof and to cooperate in all the activities of the Association. Each Tenant member of the Association shall have one vote and Landlord shall also have one vote in the operation of the Association. Tenant agrees to pay, in quarterly installments during the full term of this Lease, annual dues to the Association, as they may be determined in accordance with Association bylaws. Nothing in the bylaws or regulations of the Association shall be in conflict with the provisions of this Lease, including any reasonable rules and regulations promulgated by Landlord pursuant to provisions of this Lease, or in any way shall affect the Landlord's rights.

                        ARTICLE 26. PROTECTION OF LENDERS

SECTION 26.1. ESTOPPEL CERTIFICATE. Landlord and Tenant each agrees that it will, at any time and from time to time, within twenty (20) business days following written notice by the other party hereto specifying that it is given pursuant to this provision, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the dates to which the rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not, to the best of knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which the signer may have knowledge.

The failure of either party to execute, acknowledge and deliver to the other a statement in accordance with the foregoing provisions within the twenty (20) day period shall constitute an acknowledgment by the party given such notice, which may be relied on by any person holding or proposing to acquire an interest in the Shopping Center or the Premises or this Lease from or through the other party, that this Lease is unmodified and in full force and effect and that the rent has been duly and fully paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any person entitled as aforesaid to rely upon such statements, a waiver of any default which may exist prior to the date of such notice.

The Landlord also agrees to provide such an estoppel certificate as above described directly to Tenant's first mortgagee upon written request by such mortgagee. Such request shall not be made more than once a year and Landlord shall have ten (10) business days following the written request to submit such certificate.

SECTION 26.2. ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of power of sale under, any mortgage or deed of trust made by Landlord covering the

Premises, attorn in writing to the mortgagee or purchaser at such foreclosure sale and recognize such purchaser as Landlord under this Lease.

SECTION 26.3. SUBORDINATION. Upon request of Landlord, Tenant will execute an agreement evidencing that this Lease and Tenant's rights thereunder are subordinate to the lien of any mortgage, trust deed, or other instrument resulting from any other method of financing or refinancing, now or hereafter in force against the all or any portion of the Premises, and to all advances made or hereafter to be made upon the security thereof, provided, however, that such mortgagee will agree that, in the event any action is taken to foreclose the lien of the mortgage, this Lease and all rights of the Tenant and its mortgagees under its terms to use and quiet possession of the Premises, including, but not limited to, easements, appurtenances and common areas and facilities in the Shopping Center, shall not be disturbed and shall continue in full force and effect so long as Tenant shall faithfully discharge each and every obligation on its part to be kept and performed under the terms of this Lease.

                          ARTICLE 27. OTHER PROVISIONS

SECTION 27.1. ADDITIONAL RENTS. In addition to fixed minimum, percentage, common area, insurance and tax rent, Tenant agrees that all other sums of money or charges required to be paid by Tenant under the provisions of this Lease, shall be deemed to be and shall become additional rent, whether or not the same be designated as such, and shall be included in the term "rent" wherever used in this Lease. If such amounts are not paid by Tenant at the time provided in this Lease, they shall nevertheless be collectible from Tenant as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time it becomes due and payable hereunder, or limit any other remedy of the Landlord.

SECTION 27.2. EXCUSE FOR NON-PERFORMANCE. Anything in this agreement to the contrary notwithstanding, if performance of any act or obligation is prevented or delayed by Act of God, war, labor disputes, fire, windstorm, explosion, collapse of structure, riot, government regulation, delays by government bodies or any other cause or causes beyond the reasonable control of Landlord or Tenant (except those unlisted causes relating to the financial status of Landlord or Tenant or general economic conditions), the time for the performance of the act or obligation will be extended for the period that such act or performance is delayed or prevented by any such cause. This provision shall not operate to excuse Tenant from prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this Lease. No damage to, vacancy of, or failure to open for business by any other store or stores in the Shopping Center, including department stores, shall excuse the Tenant from opening for business as required hereunder or paying any rentals required herein.

SECTION 27.3. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants, conditions and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as hereinbefore provided.

SECTION 27.4. CONSENT AND APPROVAL. Whenever under this Lease the consent or approval of either party hereto is required by the other party, such consent or approval shall not be unreasonably withheld or delayed. In each instance where Tenant requests Landlord's consent, Tenant shall provide Landlord with such information and documentation as Landlord may reasonably require. Tenant agrees to pay to Landlord a reasonable charge established by Landlord to reimburse Landlord for its costs incurred as a result of Tenant's request for Landlord's consent or approval of any matter, such costs to include, without limitation, Landlord's administrative time, legal fees, phone, mail, copy charges, and architect and engineer's fees. Landlord may, at its option, request prepayment of the charge prior to undertaking any review of each request for consent made by Tenant, condition its consent on the payment of such fees, or bill Tenant for such charges as additional rent.

Said fees shall be payable notwithstanding Landlord's denial of consent, or Tenant's failure to complete the transaction for which consent is requested. Landlord's charge under this provision shall not exceed $500.00, without advanced written notice to Tenant.

Landlord's consent or approval of any matter requested by or on behalf of Tenant shall not constitute a representation by Landlord that the matter approved is in compliance with any federal, state or local law, any applicable code or standard or that the matter requested is suitable for or in the best interest of Tenant or Tenant's business. Tenant shall remain solely responsible for the legality, propriety and fitness of any matter for which Tenant seeks Landlord's consent, including, but without limitation, its compliance with all laws, regulations, and codes.

SECTION 27.5. ENTIRE AGREEMENT. This Lease and the exhibits now or hereafter attached (as provided herein) and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises or matters related thereto, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 27.6. NO PARTNERSHIP RELATION. Landlord is not intended to be in any way or for any purpose a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer, or a member of a joint enterprise with Tenant. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

SECTION 27.7. NET LEASE. Except as otherwise provided in Section 16.1 and
Article 17, it is intended that the Rent provided for herein shall be an absolute net return to Landlord for the term of this Lease without any abatement or offset whatsoever and, except for (i) Landlord's Work, (ii) the provisions of
Section 14.7 regarding certain Hazardous Materials, and (iii) the provisions of
Section 24.4, Tenant's use and occupancy of the Premises shall be free of any expenses or charges whatsoever to Landlord with respect to the Premises, including, but not limited to, all insurance premiums, all utility charges, all Taxes and other similar assessments, all restoration, repairs and maintenance, and all other costs of, and with respect to, the Premises.

SECTION 27.8. NO PERSONAL LIABILITY OF LANDLORD. Notwithstanding anything to the contrary contained in this lease, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Landlord or any successor in interest of Landlord, or any partner, stockholder, officer, director or trustee of Landlord or any successor in interest of Landlord, with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the estate and interest of Landlord (or such successor in interest of Landlord) in the Shopping Center for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

SECTION 27.9. NOTICES. Any notice, demand, request or other instrument required to be given under this Lease shall be delivered in person to a director, partner, officer, or local manager or assistant manager, or sent by United States certified mail, postage prepaid, and addressed: (a) if to Landlord, at Landlord's address specified in Article 1 or at such other address as it may designate by written notice, and (b) if to Tenant, at the address specified in
Article 1, or such other address as Tenant shall designate by written notice. In addition to the foregoing, either party may send any such notice, demand, request or other instrument by facsimile transmission sent to the other party at the facsimile number specified in Article 1, or such other number as either party may designate to the other in writing. Notices to Leasehold Mortgagees required under Article 22 shall be made in person or by mail at the address specified on the Mortgage, or such other place as may be designated by written received by Landlord.

SECTION 27.10. CAPTIONS. The captions used as headings for the various subject matters appearing in this Lease are used only as a matter of convenience to help find subject matters and are not to be construed as part of this Lease provisions nor in determining the intent of the parties to this Lease.

SECTION 27.11. BROKERAGE. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of attorney's fees in connection therewith). Landlord agrees to pay all commissions owing to Schlossman and Gunkelman, Inc.

SECTION 27.12. SEVERABILITY. If any term, covenant or condition of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to person or circumstances other than those in respect to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.13. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

SECTION 27.14. RECORDING. Neither party shall record this Lease. However, upon the request of either party hereto, each party shall join in the execution and delivery to each other of counterparts of a short form or memorandum of lease in recordable form substantially in the form and substance annexed hereto as
Exhibit 6 and made a part hereof, for the purpose of recordation, and either party may record at the sole cost and expense of the party so recording. Said short form or memorandum shall describe the parties, the Premises, the term of this Lease and any special provisions, and shall incorporate this lease by reference, but shall not include provisions relating to Rent. Said short form or memorandum shall also set forth a statement to the effect that this Lease does not grant Tenant any option to purchase the Premises or any part thereof. Tenant agrees that contemporaneously with the expiration of the term of this Lease or sooner termination as herein expressly provided or as may hereafter be agreed to in writing by the parties or at any time subsequent to such expiration, within five (5) business days following demand therefor by Landlord, Tenant shall execute and deliver to Landlord an agreement in recordable form evidencing the expiration of the term of this Lease or such other termination of this Lease. The provisions of the preceding sentence shall survive the expiration of the term of this Lease or other termination of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

                                       WEST ACRES DEVELOPMENT,
                                       A GENERAL PARTNERSHIP

                                       By /s/ William A. Schlossman, Jr.
                                         ---------------------------------------
                                            Its:  General and Managing Partner

                                       FOUNDERS FOOD & FIRKINS, LTD.


                                       By /s/ Steven Wagenheim
                                         ---------------------------------------
                                            Its:  President

                                LIST OF EXHIBITS

         The exhibits listed below and attached or to be attached to this Lease are hereby incorporated in and made a part of this Lease:



EXHIBIT 1 - Shopping Center Site Plan with the Founders Food & Firkins, Ltd. Land outlined in red and the Shopping Center outlined in blue.

EXHIBIT 2 - Site Plan for the Premises

EXHIBIT 3 - Verification of Rent

EXHIBIT 4 - Tenant's Preliminary Plan

EXHIBIT 5 - Tenant's signage plans


EXHIBIT 6 - Short Form Lease